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                        INSURANCE AND INDEMNITY AGREEMENT

                                      among

                       FINANCIAL SECURITY ASSURANCE INC.,

                           MCII HOLDINGS (USA), INC.,

                                 BUSLEASE, INC.,

                               MCII FUNDING INC.,

                        MCII FINANCIAL SERVICES II, INC.,

                   MOTOR COACH INDUSTRIES INTERNATIONAL, INC.,

                               MCII COACHES, INC.,

                             MCII FUNDING II, INC.,

          SPECIAL PURPOSE ACCOUNTS RECEIVABLE COOPERATIVE CORPORATION,

                                       and

                     CANADIAN IMPERIAL BANK OF COMMERCE, as
               Administrative Agent, as Secondary Purchaser and as
                          Agent for Liquidity Providers


                             Dated as of May 2, 2000

    Aggregate Repayment Obligations of MCII Funding II, Inc. with Respect to
       Investment and Guaranteed Yield (each such term as defined herein)

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

                                TABLE OF CONTENTS

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                                                                                                  PAGE
                                                      ARTICLE I        DEFINITIONS

Section 1.1       Definitions........................................................................2

                                                     ARTICLE II        REPRESENTATIONS,
WARRANTIES AND COVENANTS

Section 2.1       Representations and Warranties of the Performance Guarantor, .......................
                  the Originators, the Servicer, MCII Holdings, MCII Coaches and the Borrower........2
Section 2.2       Affirmative Covenants of the Performance Guarantor, the Originators, ...............
                  the Servicer, MCII Holdings, MCII Coaches and the Borrower........................10
Section 2.3       Negative Covenants of the Performance Guarantor, the Originators, ..................
                  the Servicer, MCII Holdings, MCII Coaches and the Borrower........................19
Section 2.4       Affirmative Covenants of the Purchasers...........................................21
Section 2.5       Reporting Requirements of the Purchasers..........................................22
Section 2.6       Negative Covenants of the Purchasers..............................................22
Section 2.7       Representations and Warranties of the Administrative Agent........................24
Section 2.8       Affirmative Covenants of the Administrative Agent.................................25
Section 2.9       Reporting Requirements of the Administrative Agent................................26
Section 2.10      Negative Covenants of the Administrative Agent....................................27

                                                     ARTICLE III       THE POLICY;
REIMBURSEMENT; INDEMNIFICATION

Section 3.1       Issuance of the Policy............................................................28
Section 3.2       Payment of Fees and Premium.......................................................28
Section 3.3       Reimbursement and Additional Payment Obligation...................................29
Section 3.4       Indemnification...................................................................30
Section 3.5       Payment Procedure.................................................................35
Section 3.6       Subrogation.......................................................................36
Section 3.7       Increased Costs...................................................................36

                                                     ARTICLE IV        FURTHER AGREEMENTS

Section 4.1       Effective Date; Term of Agreement; Surrender of Policy............................37
Section 4.2       Further Assurances and Corrective Instruments.....................................37
Section 4.3       Obligations Absolute..............................................................37
Section 4.4       Assignments Reinsurance: Third-Party Rights.......................................39
Section 4.5       Liability of Financial Security...................................................40
Section 4.6       Actions under Transaction Documents...............................................40
Section 4.7       Reports...........................................................................42
Section 4.8       Obligations Under this Agreement..................................................42
Section 4.9       Disclosure Document...............................................................43


                                      i

                                                      ARTICLE V        EVENTS OF DEFAULT;
REMEDIES

Section 5.1       Events of Default.................................................................43
Section 5.2       Remedies; Waivers.................................................................46

                                                     ARTICLE VI        MISCELLANEOUS

Section 6.1       Amendments, Etc...................................................................47
Section 6.2       Notices...........................................................................47
Section 6.3       Payment Procedure.................................................................51
Section 6.4       Severability......................................................................51
Section 6.5       Governing Law.....................................................................52
Section 6.6       Consent to Jurisdiction...........................................................52
Section 6.7       Consent of Financial Security.....................................................53
Section 6.8       Counterparts......................................................................53
Section 6.9       Headings..........................................................................53
Section 6.10      Trial by Jury Waived..............................................................53
Section 6.11      Limited Liability.................................................................53
Section 6.12      Entire Agreement..................................................................54
Section 6.13      Counterparts......................................................................54
Section 6.14      Financial Security as Third Party Beneficiary.....................................54
Section 6.15      Claims against SPARC..............................................................54

APPENDIX I          DEFINITIONS
APPENDIX II         OPINIONS OF COUNSEL
ANNEX 1             FORM OF FINANCIAL GUARANTY INSURANCE

                        INSURANCE AND INDEMNITY AGREEMENT

         INSURANCE AND INDEMNITY AGREEMENT, dated as of May 2, 2000, by and among FINANCIAL SECURITY ASSURANCE INC., as defined below, ("FINANCIAL SECURITY"), ("MCII HOLDINGS, INC."), MCII Holdings (USA), Inc. ("MCII Holdings"), BusLease, Inc., as originator and as servicer ("BUSLEASE", and in its capacity as Servicer, the "SERVICER"), MCII Funding Inc., ("MCF"), MCII Financial Services II, Inc., ("MCFSII", and together with BUSLEASE and MCF, the "THE ORIGINATORS"), Motor Coach Industries International, Inc. as performance guarantor (the "PERFORMANCE GUARANTOR"), MCII Funding II, Inc., as borrower ("BORROWER"), MCII Coaches, Inc., ("MCII COACHES"), Special Purpose Accounts Receivable Cooperative Corporation, as Initial Purchaser ("SPARC"), and Canadian Imperial Bank of Commerce, as Administrative Agent for SPARC, as Agent for the Liquidity Providers and the Secondary Purchaser ("ADMINISTRATIVE AGENT", and in its capacity as Secondary Purchaser, the "SECONDARY Purchaser" and together with SPARC, the "PURCHASERS").

                             INTRODUCTORY STATEMENTS

                  1. On the initial Purchase Date, MCF transferred all of its right, title and interest in and to certain Initial Receivables to the Borrower pursuant to the MCF Transfer Agreement.

                  2. On the initial Purchase Date, BusLease transferred all of its right, title and interest in certain Initial Receivables to MCFSII pursuant to the BusLease Transfer Agreement.

                  3. On the initial Purchase Date, MCFSII has transferred all of its right, title and interest in the Initial Receivables to the Borrower pursuant to the MCFSII Transfer Agreement.

                  4. On each Purchase Date after the initial Purchase Date, BusLease will sell all of its right, title and interest in Subsequent Receivables and certain other property related thereto to MCFSII pursuant to the BusLease Transfer Agreement.

                  5. On each Purchase Date after the initial Purchase Date, MCFSII will sell all of its right, title and interest in Subsequent Receivables and certain other property related thereto to the Borrower pursuant to the MCFSII Transfer Agreement.

                  6. The Borrower, SPARC, the Servicer and BNY Asset Solutions LLC, as backup servicer (the "BACKUP SERVICER") and the Administrative Agent have entered into a Receivables Purchase Agreement, dated as of May 2, 2000 (as amended, supplemented or otherwise modified from time to time the "RECEIVABLES PURCHASE Agreement") pursuant to which SPARC may, on the terms and conditions set forth therein, purchase from the Borrower, all of the Borrower's right, title and interest in and to certain Receivables and such other property related thereto.

                  7. The Borrower, the Servicer, the Secondary Purchaser, the Backup Servicer and the Administrative Agent have entered into a Secondary Purchase Agreement, dated as of May 2, 2000 (the "SECONDARY PURCHASE AGREEMENT"), pursuant to which the Secondary Purchaser shall, on the terms and conditions set forth therein, purchase from the Borrower, all of the Borrower's right, title and interest in and to certain Receivables and such other property related thereto.

                  8. The parties hereto have requested that Financial Security issue a financial guaranty insurance policy (as defined in Appendix I hereto, the "Policy") guaranteeing the aggregate repayment obligations of the Borrower with respect to Investment and Guaranteed Yield (each such term as defined herein) upon the terms and subject to the conditions provided herein and in the Policy.

                  9. The parties hereto desire to specify the conditions precedent to the issuance of the Policy, the terms of payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to Financial Security in respect of amounts paid by Financial Security under the Policy or otherwise and certain other matters.

                  In consideration of the premises and of the agreements herein contained, Financial Security, BusLease, MCFSII, MCII Holdings, MCF, the Servicer, the Performance Guarantor, the Borrower, MCII Coaches, SPARC, the Administrative Agent, and the Secondary Purchaser hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires. In addition, capitalized terms used herein but not defined herein or in Appendix I hereto shall have the meanings assigned thereto in the Receivables Purchase Agreement unless the context otherwise requires.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE PERFORMANCE GUARANTOR, THE ORIGINATORS, THE SERVICER, MCII HOLDINGS, MCII COACHES AND THE BORROWER. The Performance Guarantor represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date, with respect to itself, the Originators, the Servicer, MCF, MCII Holdings, MCII Coaches, the Borrower as follows, MCII Holdings represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date, with respect to itself, MCII Coaches, the Borrower as follows, each of the Originators represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date, with respect to itself as follows, the Servicer represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date, with respect to itself and MCF as follows, MCF represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date with respect to itself as follows, and the Borrower represents, warrants and covenants, as of the date hereof, the Date of Issuance and as of each Purchase Date, with respect to itself as follows:

                  (a) DUE ORGANIZATION AND QUALIFICATION. Each of the Originators, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches and the Borrower are Delaware corporations, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Originators, the Performance Guarantor, MCII Holdings, the Servicer, MCII Coaches and the Borrower is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents to which it is party, in each jurisdiction in which the failure, separately or in the aggregate, to be so qualified or to obtain such approvals would render any Receivable unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

                  (b) POWER AND AUTHORITY. Each of the Originators, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, and the Borrower has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is party and to consummate the Transaction.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Transaction Documents by each of the Originators, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches and the Borrower have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

                  (d) NONCONTRAVENTION. None of the execution and delivery of the Transaction Documents by the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer or by the Originators, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents,

                         (i) conflicts with or results in any breach or violation of any provision of the Certificate of Incorporation or the Bylaws of the Borrower, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or of the Originators, respectively, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Borrower, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or the Originators, as the case may be, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the, the Servicer, Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches or the Originators, as the case may be,

                         (ii) constitutes a default by the Borrower, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or the Originators, as the case may be, under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the, the Servicer, Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches or the Originators, as the case may be, or any of their respective Subsidiaries or Affiliates is a party or by which it or any of its or their properties is or may be bound or affected, or

                         (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Borrower, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or the Originators, or any of their respective Subsidiaries or Affiliates except as otherwise expressly contemplated by the Transaction Documents.

                  (e) LEGAL PROCEEDINGS. There is no action, proceeding or investigation, by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Receivables, the Originators, the Servicer, the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches or any of their respective Subsidiaries or Affiliates, or any properties or rights of the Originators, the Servicer, the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches or any of their respective Subsidiaries or Affiliates, pending or threatened, which, in any case, if decided adversely, could result in a Material Adverse Effect with respect to the Originators, the Borrower, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or any Receivable.

                  (f) VALID AND BINDING OBLIGATIONS. Each of the Transaction Documents to which the Originators, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or the Borrower is a party when executed and delivered by the Originators, the Servicer, the Performance Guarantor, MCII Holdings, MCII Coaches or by the Borrower, as the case may be, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.


                  (g) FINANCIAL STATEMENTS. The Financial Statements of the Performance Guarantor, copies of which have been furnished to Financial Security, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Performance Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Effect in such financial condition or results of operations. Except as disclosed in the Financial Statements, the Performance Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, is reasonably expected to cause a Material Adverse Effect in respect of the Performance Guarantor.

                  (h) ERISA. No Accumulated Funding Deficiency, whether or not waived, has occurred with respect to any Plan. No Plan has been terminated, and no Commonly Controlled Entity has withdrawn from any Multiemployer Plan which could result in any liability under ERISA of a Commonly Controlled Entity. No Reportable Event or other event or condition has occurred which could result in the termination of any Plan by the PBGC. No Plan has an Underfunding greater than $100,000. The aggregate amount of Underfunding for all Underfunded Plans does not exceed $100,000. The liability to which the Commonly Controlled Entities would become subject under ERISA if they were to withdraw completely from all Multiemployer Plans as of the most recent valuation date is not in excess of $100,000. The Multiemployer Plans are neither in Reorganization (as defined in Section 4241 or ERISA) nor Insolvent (as defined in Section 4245 of ERISA). Each of the Originators, MCII Coaches, the Servicer, MCII Holdings,, the Performance Guarantor and the Borrower is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBFC (other than premiums due to the PBGC) in connection with any Plan or Multiemployer Plan.

                  (i) ACCURACY OF INFORMATION. None of the Provided Documents contain any statement of a material fact with respect to the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, the Borrower or the Transaction that was untrue or misleading in any material respect when made (except insofar as any Provided Document was corrected or superseded by a subsequent Provided Document and Financial Security has not detrimentally relied on the original thereof). Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or to the Borrower, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or to the Borrower which is reasonably expected to cause a Material Adverse Effect with respect to the Originators, the Borrower, the Receivables, the related Contracts or the related Vehicles.

                  (j) TRANSACTION DOCUMENTS. Each of the representations and warranties of the Originators, the Servicer, the Performance Guarantor, MCII Coaches, MCII Holdings, and of the Borrower contained in the Transaction Documents is true and correct in all material respects and are hereby set forth herein in their entirety.


                  (k) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by the Originators, MCII Coaches, MCII Holdings, the Servicer, the Performance Guarantor or by the Borrower of this Insurance Agreement or of any other

Transaction Document to which such Person is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (l) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer or by the Borrower in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect with respect to such Person.

                  (m) SPECIAL PURPOSE ENTITY.

                         (i) The capital of the Borrower is adequate for the business and undertakings of the Borrower.

                         (ii) Other than with respect to the ownership by MCII Coaches of the stock of the Borrower and the Transactions provided in the Transaction Documents, the Borrower is not engaged in any business transactions with MCII Coaches or any of its Affiliates.

                         (iii) At least two directors of the Borrower shall be persons who are not, and will not be, directors, officers, employees or holders of any equity securities of MCII Coaches or any of its Affiliates.

                         (iv) The Borrower's funds and assets are not, and will not be, commingled with the funds of any other Person except as explicitly permitted under the Transaction Documents.

                         (v) The articles of incorporation and/or bylaws of the Borrower require it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.


                  (n) SOLVENCY; FRAUDULENT CONVEYANCE. Each of the Originators, MCII Coaches, the Servicer, the Performance Guarantor, MCII Holdings and the Borrower is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, none of the Originators, MCII Coaches, the Servicer , the Performance Guarantor, MCII Holdings or the Borrower will be left with an unreasonably small amount of capital with which to engage in its business. None of the Originators, MCII Coaches, the Servicer, the Performance Guarantor, MCII Holdings or the Borrower intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. None of the Originators, MCII Coaches, the Servicer, the Performance Guarantor, MCII Holdings or the Borrower is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Originators, MCII Coaches, the Servicer, the Performance Guarantor, MCII Holdings or the Borrower, as the case may be, or any of their respective assets. None of the Originators, MCII Coaches, the Servicer, the Performance Guarantor, MCII Holdings or the

Borrower has had a judgment entered against it that has been returned unsatisfied. The amount of consideration being received by MCF upon the sale of Receivables and Related Assets by MCF to the Borrower constitutes reasonably equivalent value and fair consideration to MCF for such Receivables and Related Assets. The amount of consideration being received by BusLease upon each sale of Receivables and Related Assets by BusLease to MCFSII constitutes reasonably equivalent value and fair consideration to BusLease for such Receivables and Related Assets. The amount of consideration being received by MCFSII upon each sale of Receivables and Related Assets by MCFSII to the Borrower constitutes reasonably equivalent value and fair consideration to MCFSII for such Receivables and Related Assets. The Originators are not transferring the Receivables and Related Assets to the Borrower or to MCFSII, as the case may be, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the creditors of the Originators. The Borrower is not transferring Purchased Assets to SPARC, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Borrower's creditors.

                  (o) INVESTMENT COMPANY ACT COMPLIANCE. None of the Originators, MCII Coaches, the Servicer or the Borrower is required to be registered as an "investment company" under the Investment Company Act. None of the Originators, MCII Holdings or the Borrower is subject to the information reporting requirements of the Securities Exchange Act.

                  (p) GOOD TITLE; VALID TRANSFER; ABSENCE OF LIENS; SECURITY INTEREST.

                         (i)   At the time of the sale of the Initial
         Receivables and Related Assets by MCF to the Borrower pursuant to the MCF Transfer Agreement, MCF was the owner of, and had good and marketable title to, such Initial Receivables and Related Assets free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Receivables and Related Assets pursuant to the terms of the MCF Transfer Agreement. The MCF Transfer Agreement constitutes a valid sale, transfer and assignment of such Initial Receivables and Related Assets to the Borrower, enforceable against the creditors of and purchasers of MCF. In the event that, in contravention of the intention of the parties, any transfer by MCF of such Initial Receivables and Related Assets to the Borrower is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Borrower shall have a valid and perfected first priority security interest in such Initial Receivables and Related Assets free and clear of all Liens and Restrictions on Transferability.

                         (ii) At the time of the sale of the Receivables and Related Assets by BusLease to MCFSII pursuant to the BusLease Subsequent Transfer Agreement, BusLease was the owner of, and had good and marketable title to, such Receivables and Related Assets free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Receivables and Related Assets pursuant to the terms of the BusLease Subsequent Transfer Agreement.

         The BusLease Subsequent Transfer Agreement constitutes a valid sale, transfer and assignment of such Receivables and Related Assets to MCFSII, enforceable against the creditors of and purchasers of BusLease. In the event that, in contravention of the intention of the parties, any transfer by BusLease of such Receivables and Related Assets to MCFSII is characterized as other than a sale, such transfer shall be characterized as a secured financing, and MCFSII shall have a valid and perfected first priority security interest in such Receivables and Related Assets free and clear of all Liens and Restrictions on Transferability.

                         (iii) On each Purchase Date, at the time of each sale of Subsequent Receivables and Related Assets by MCFSII to the Borrower pursuant to the MCFSII Transfer Agreement, MCFSII was or will have been the owner of, and had or will have had good and marketable title to, such Subsequent Receivables and Related Assets, free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, power and lawful authority to assign, transfer and pledge such Subsequent Receivables and Related Assets pursuant to the terms of the MCFSII Transfer Agreement. The MCFSII Transfer Agreement constitute a valid sale, transfer and assignment of such Subsequent Receivables and Related Assets to the Borrower, enforceable against the creditors of and purchasers of MCFSII. In the event that, in contravention of the intention of the parties, any transfers by MCFSII of such Subsequent Receivables to the Borrower is characterized as a secured financing, and the Borrower shall have a valid and perfected first priority security interest in such Subsequent Receivables and Related Assets free and clear of all Liens and Restrictions on Transferability.

                         (iv) At the time of each sale of the Purchased Assets by the Borrower to SPARC or the Secondary Purchaser, as the case may be, pursuant to the applicable Purchase Agreement, the Borrower was or will have been the owner of, and had or will have had good and marketable title to, such Purchased Assets free and clear of all Liens and Restrictions on Transferability, and had or will have had full right, power and lawful authority to assign, transfer and pledge such Purchased Assets. The Receivables Purchase Agreement and the Secondary Purchase Agreement each constitute a valid sale, transfer and assignment of Purchased Assets to the Purchasers, enforceable against creditors of and purchasers of the Borrower. In the event that, in contravention of the intention of the parties, any transfer of Purchased Assets by the Borrower to the Purchasers is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Administrative Agent, on behalf of the Purchasers and Financial Security, shall have a valid and perfected first priority security interest in such Purchased Assets free and clear of all Liens and Restrictions on Transferability.

                  (q) PERFECTION OF LIENS AND SECURITY INTEREST. On or prior to each sale of Receivables and Related Assets pursuant to the Transfer Agreements or of Purchased Assets pursuant to the applicable Purchase Agreement, the assignment to or the Lien and security interest in favor of (i) MCFSII with respect to the Receivables and Related Assets will be perfected by the delivery of the contract files for the Receivables to the Custodian and the filing of financing statements on Form UCC-1 (to the extent not already filed and in effect) in each jurisdiction where such recording or filing is necessary for the perfection thereof, (ii) the Borrower with respect to the Receivables and Related Assets will be perfected by the delivery of the contract files for the Receivables to Custodian and the filing of financing statements on Form UCC-1 (to the extent not already filed and in effect) in each jurisdiction where such recording or filing is necessary for the perfection thereof, and
(iii) the Administrative Agent on behalf of the Purchasers and Financial Security, with respect to the Purchased Assets sold or otherwise transferred thereto will be perfected by the delivery of the contract files for the receivables to the Custodian and the filing of financing statement on Form UCC-1 (to the extent not already filed and in effect) in each jurisdiction where such recording or filing is necessary for the perfection thereof, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Borrower's first priority Lien on and security interest in the Receivables and Related Assets as against any third parties or the Administrative Agents' (on behalf of the Purchasers and Financial Security) first priority Lien on and security interest in the applicable Purchased Assets as against any third parties.

                  (r) TAXES. Each member of the MCII Group has filed all federal and all material state tax returns which are required to be filed and paid all taxes (other than taxes that are contested in good faith with adequate reserves on the respective balance sheet), including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Borrower, the Originators, the Servicer or the Performance Guarantor in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

                  (s) BORROWER STOCK. MCII Coaches is the legal and beneficial owner of one hundred percent of all of the issued and outstanding shares of stock of the Borrower.

                  Section 2.2 AFFIRMATIVE COVENANTS OF THE PERFORMANCE GUARANTOR, THE ORIGINATORS, THE SERVICER, MCII HOLDINGS, MCII COACHES AND THE BORROWER. The Performance Guarantor hereby agrees with respect to itself, the Servicer, the Borrower and the Originators, MCII Holdings hereby agrees with respect to itself, MCII Coaches and the Borrower, hereby agrees with respect to itself and MCII Coaches and the Borrower, each Originator hereby agrees with respect to itself, the Servicer hereby agrees with respect to itself and the Borrower hereby agrees with respect to itself, that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. Each of the Borrower, the Performance Guarantor, MCII Coaches, MCII Holdings, the Servicer and the Originators shall perform each of its respective obligations under this Agreement and the other Transaction Documents and any law, rule or regulation applicable to it or thereto, or with respect to which compliance is required in connection with its performance under any of the Transaction Documents.

                  (b) BOOKS AND RECORDS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. Each of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer and the Borrower shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and, in the case of the Borrower, shall clearly reflect therein the pledge from time to time of the Receivables, to SPARC or the Secondary Purchaser, as the case may be. The books and records of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer and the Borrower will be maintained at the respective addresses designated herein for receipt of notices, unless the Performance Guarantor, the Originators, the Servicer, MCII Coaches, MCII Holdings, or the Borrower shall otherwise advise the parties hereto in writing. Each of the Originators, MCII Coaches, the Servicer and the Borrower shall furnish or cause to be furnished to Financial Security:

                         (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 120 days after the close of each fiscal year of the Performance Guarantor the audited balance sheets of the Performance Guarantor, as of the end of such fiscal year, and the audited statements of income, changes in equity and cash flows of the Performance Guarantor, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of Performance Guarantor's independent accountants (which shall be, in each case, a nationally recognized firm or otherwise acceptable to Financial Security) and by the certificate specified in Section 2.2(d) hereof.

                         (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Performance Guarantor, the unaudited balance sheets of the Performance Guarantor, as of the end of such quarter, and the unaudited statements of income, changes in equity and cash flows of the Performance Guarantor, for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.2(d) hereof if such certificate is required to be provided pursuant to such Section.

                         (iii) ACCOUNTANTS' REPORTS. If a Special Event has occurred, copies of any reports submitted to the Originators, the Servicer, MCII Coaches and the Borrower by their respective independent accountants in connection with any examination of the financial statements of the Originators, the Servicer, MCII Coaches or the Borrower, promptly upon receipt thereof.

                         (iv) OTHER INFORMATION. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Performance Guarantor, MCII Holdings, MCII Coaches, the Originators, the Servicer or the Borrower pursuant to the terms of this Agreement and the other Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request.

                         (v) AGENT INFORMATION. As promptly as possible, and in any event within one Business Day after delivery thereof to the Administrative Agent or the applicable Insured Party, all certificates, reports, statements, notices, demands, and all other information and communications delivered to the Administrative Agent or to any of the other Insured Parties pursuant to the Receivables Purchase Agreement or any of the other Transaction Documents (the Originators, the Performance Guarantor, MCII Holdings, the Servicer, MCII Coaches and the Borrower hereby waiving any confidentiality restrictions (whether contained in a Transaction Document or in any other agreement with the Administrative Agent) relating to disclosures by the Administrative Agent to Financial Security of any information which the Administrative Agent may obtain in connection with the performance of its obligations under the Transaction Documents), but if Financial Security is informed by any of such parties that any information so disclosed is subject to confidentiality restrictions, Financial Security will not disclose such information to any third party unless Financial Security is compelled to make such disclosure upon a demand or request of, or as part of any report, statement or testimony submitted to, any administrative, judicial, legislative or executive body.

                         (vi) OTHER INFORMATION. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Performance Guarantor, the Originators, MCII Holdings, the Servicer, MCII Coaches or the Borrower pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request. The Performance Guarantor, the Originators, MCII Holdings, the Servicer, MCII Coaches and the Borrower shall, upon the request of Financial Security, permit Financial Security or its authorized agents
         (A) to inspect the books and records of the Performance Guarantor, the Originators, MCFSII, the Servicer, MCII Holdings, MCII Coaches and the Borrower as they may related to the Purchased Assets, the obligations of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or of the Borrower under the Transaction Documents, the Transaction and, but only following the occurrence of a Special Event, the Performance Guarantor's, the Originators', MCFSII's, the Servicer's, MCII Holdings', MCII Holdings, Inc's, MCII Coaches', or the Borrower's business; (B) to discuss the affairs, finances and accounts of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower with its respective Chief Operating Officer and Chief Financial Officer (or an officer with responsibilities and functions equivalent thereto), no more frequently than annually, unless a Special Event has occurred; and (C) to discuss the affairs, finances and accounts of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower with its independent accountants, PROVIDED that an officer of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower, as the case may be, shall have the right to be present during such discussions and will be so notified.

         Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Performance Guarantors, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower, as the case may be. In addition, the Performance Guarantor shall promptly (but in no case more than 30 days following issuance or receipt by a Commonly Controlled Entity) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches and the Borrower will be maintained at the respective addresses designated herein for receipt of notices, unless the Performance Guarantor, Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower shall otherwise advise the parties hereto in writing.

                         (vii) The Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches and the Borrower shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 10 days after the Date of Issuance.

                         (viii) Promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower files, or delivers to, the Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by the Originators and the Borrower or any national securities exchange, and solely with respect to the Borrower, the IRS.

                  (c) ERISA. Each of the Originators, Performance Guarantor, Borrower, MCII Holdings, MCII Coaches and the Servicer is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                  (d) COMPLIANCE CERTIFICATE. Each of the Originators, the Performance Guarantor, MCII Coaches and the Borrower shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.2(b)(i) hereof and concurrently with the delivery of the financial statements required pursuant to Section 2.2(b)(ii) hereof, a certificate signed by the Chief Financial Officer (or an officer with responsibilities and functions equivalent thereto) of each of the Performance Guarantor, the Originators, the Servicer which shall be accompanied with the monthly servicing report stating that:

                         (i) a review of the Performance Guarantor's, the Originators' and the Borrower's respective performance under the Transaction Documents during such period has been made under such officer's supervision;

                         (ii) to the best of such individual's knowledge, no Special Event, Default or Event of Default has occurred, or if a Special Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Originators or the Borrower has a right to cure any such Default or Event of Default pursuant to Section 5.1, stating in reasonable detail the steps, if any, being taken by the Performance Guarantor, the Originators or the Borrower, as the case may be, to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

                         (iii) the attached financial reports submitted in accordance with Section 2.2(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Originators and the Borrower, as the case may be, as of the dates and for the periods indicted, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                  (e) TAX COMPLIANCE CERTIFICATE. The Performance Guarantor shall deliver to Financial Security concurrently with the delivery of the monthly servicing report pursuant to Section 5.05 of the Purchase Agreements, a certificate signed by the Chief Financial Officer of the Performance Guarantor stating that no Tax Event has occurred.

                  (f) NOTICE OF MATERIAL EVENTS. Each of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches and the Borrower shall promptly inform Financial Security in writing of the occurrence of any of the following:

                         (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer, or the Borrower pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables;

                         (ii) any change in the location of the Performance Guarantor's Originators', MCII Holdings', the Servicer's or the Borrower's principal office or any change in the location of the Performance Guarantor's, the Originators', MCII Holdings', the Servicer's or the Borrower's books and records;

                         (iii) the occurrence of any Default, Event of Default, Special Event or a Tax Event; or

                         (iv) any other event, circumstance or condition that has resulted, or is reasonably expected to result, in a Material Adverse Effect in respect of the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Servicer or the Borrower.

                  (g) FURTHER ASSURANCES. Each of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer and the Borrower will file or cause to be filed all financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien of each of the Administrative Agent, the Purchasers and Financial Security (and their respective successors and assigns on and first priority security interest in, and all rights of each of the Administrative Agent, the Purchasers and Financial Security (and their respective successors and assigns in, the Purchased Assets sold or otherwise transferred thereto under the Transfer Agreement and the Purchase Agreements. In addition, each of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer and the Borrower shall, upon the request of Financial Security, from time to time, execute, acknowledge and delivery, or cause to be executed, acknowledged and delivered, within ten
(10) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interests of the Administrative Agent, the Purchasers and Financial Security (and their respective successors and assigns, respectively, in the applicable Purchased Assets, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Administrative Agent or the Purchasers (and their respective successors and assigns), as the case may be, and the Restrictions on Transferability imposed by the Receivables Purchase Agreement. In addition, each of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer and the Borrower agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

                  (h) CORPORATE EXISTENCE. Each of the Performance Guarantor, the Originators, MCII Holdings, the Servicer, MCII Coaches and the Borrower shall maintain its respective corporate existence and shall at all times continue to be duly organized under the laws of its jurisdiction of incorporation or organization and continue to be duly qualified and duly authorized (as described in Sections 2.1(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its respective certificate of incorporation and bylaws or other applicable governing documents, except where the failure to be so duly qualified is not reasonably likely to result in a Material Adverse Effect.

                  (i) CERTAIN ADDITIONAL DOCUMENTS. Promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Servicer or the Borrower files, or delivers to, the Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer, and the Borrower or any national securities exchange, and solely with respect to the Borrower, the IRS.

                  (j) COVENANTS IN TRANSACTION DOCUMENTS. Each of the Performance Guarantor, the Originators, MCII Coaches, MCII Holdings, the Servicer, and the Borrower agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Transaction Documents to which the Performance Guarantor, the Originators MCII Coaches, MCII Holdings, the Servicer, and/or the Borrower is a party and hereby incorporates and restates herein, and makes, each of its respective affirmative covenants and negative covenants as set forth therein to and for the benefit of Financial Security as if the same were set forth in full herein.

                  (k) SPECIAL PURPOSE ENTITY.

                         (i) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will avoid the appearance of conducting business on behalf of MCII Coaches or any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of MCII Coaches or any Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Borrower.


                         (ii) The Borrower shall maintain corporate records and books of account separate from those of the MCII Coaches and the Affiliates thereof. The Borrower's books and records shall clearly reflect the transfer of the Receivables to SPARC or the Secondary Purchaser as a sale of the Borrower's interest on the Receivables. The books of account and corporate records of the Borrower will be separate from those of MCII Coaches and its Affiliates and will be maintained at the address designated herein for receipt of notices, unless the Borrower shall otherwise advise the parties hereto in writing.

                         (iii) The Borrower shall obtain proper authorization from its board of directors of all corporate actions requiring such authorization. Meetings of the board of directors will be held at least once per year and copies of the minutes of each such board meeting shall be delivered to Financial Security within two weeks of such meeting.

                         (iv) The Borrower shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval. Meetings of the shareholders of the Borrower shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such shareholder meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be.

                         (v) Although the organizational expenses of the Borrower have been paid by MCII Coaches, operating expenses and liabilities of the Borrower shall be paid from its own funds.

                         (vi) The annual financial statements of the Borrower shall disclose the effects of the Borrower's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Borrower are not available to pay creditors of MCII Coaches or any Affiliate thereof.

                         (vii) The resolutions, agreements and other instruments of the Borrower underlying the transactions described in this Agreement and the other Transaction Documents shall be continuously maintained by the Borrower as official records of the Borrower separately identified and held apart from the records of MCII Coaches and each Affiliate thereof.

                         (viii) The Borrower shall maintain an arm's-length relationship with MCII Coaches and the Affiliates thereof and will not hold itself out as being liable for the debts of MCII Coaches or any Affiliate thereof.

                         (ix) The Borrower shall keep its assets and its liabilities wholly separate from those of all other entities, including, but not limited to MCII Coaches and the Affiliates thereof.

                  (l) DISCLOSURE DOCUMENT. Each Offering Document shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

                  The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                         (i) Each Offering Document delivered subsequent to the Date of Issuance and which references Financial Security or the Policy shall be in form and substance satisfactory to Financial Security in its sole discretion as evidenced by Financial Security's prior written consent to the use thereof.

                  (m) MAINTENANCE OF LICENSES. The Originators, MCII Coaches, the Servicer, and the Borrower shall each maintain all licenses, permits, charters and registrations which are material to the performance by the Originators MCII Coaches, the Servicer, and the Borrower, as the case may be, of its business or of its respective obligations under this Insurance Agreement and each other Transaction Document.

                  (n) REPURCHASE OF RECEIVABLES.

                         (i) In the event one of the Originators or the Servicer becomes obligated to repurchase one or more Initial Receivables or Subsequent Receivables respectively pursuant to Section
         6.1 of the BusLease Transfer Agreement, Section 6.1 of the MCF Transfer Agreement, Section 6.1 of the BusLease Subsequent Transfer Agreement or
         Section 6.1 of the MCFSII Transfer Agreement, as the case may be, the Originators or the Servicer, as the case may be, shall, on the date on which it receives notice or demand regarding, or otherwise obtains actual knowledge of, such obligation, or as soon thereafter as practicable, and in any event not late than one Business Day prior to the next succeeding Settlement Date (as defined in the Receivables Purchase Agreement) or prior to such other date on which such repurchase shall occur, repurchase such Receivable.

                         (ii) In the event the Borrower becomes obligated to repurchase one or more Receivables pursuant to Section 2.03(g) of either the Receivables Purchase Agreement or the Secondary Purchase Agreement, the Borrower shall, on the date on which it receives notice or demand regarding, or otherwise obtains actual knowledge of, such obligation, or as soon thereafter as practicable, and in any event not later than one Business Day prior to the next succeeding Settlement Date (as defined in the Receivables Purchase Agreement or the Secondary Purchase Agreement, as the case may be) or prior to such other date on which such repurchase shall occur, demand that the Originators repurchase such Receivable or Receivables on the next succeeding Business Day pursuant to Section 6.1 of the applicable Transfer Agreement.

                  (o) ACTION AND REMEDIES UNDER THE TRANSACTION DOCUMENTS. Each of the Originators, MCII Coaches, MCII Holdings, the Servicer, the Performance Guarantor and the Borrower shall, upon Financial Security's prior written request and in accordance with such request, take or cause to be taken any action, or exercise or cause to be exercised any right, remedy, power, or authority, under and as permitted by and in accordance with the terms of the Transaction Documents.

                  (p) NOTICE OF DEFAULT. In the event any notice is delivered to the Borrower under Section 5.01(d) concerning a failure in the performance or observance of any covenant or agreement on the part of SPARC, the Secondary Purchaser, the Originators, the Performance Guarantor, the Servicer, MCII Holdings, MCII Coaches, the Administrative Agent, the Borrower shall immediately deliver such notice to SPARC, the Secondary Purchaser, the Originators, the Performance Guarantor, the Servicer, MCII Holdings, MCII Coaches, or the Administrative Agent, as applicable.

                  (q) RELEASE OF LIENS. The Servicer shall duly file (or cause to be filed) on behalf of GE Capital and Redwood no later than the Closing Date the amendments to and/or terminations of, UCC financing statements evidencing the release of security interests with respect to the Initial Receivables. The Servicer shall deliver (or cause to be delivered) to Financial Security a release letter executed by GE Capital and Redwood in connection with the release of security interests with respect to such Receivables.

                  (r) YEAR 2000 SYSTEMS PROTECTION. The Servicer has taken all actions necessary and appropriate to prevent any material problems in its computer systems, auto-dialer system or other data processing or information management systems arising from or in connection with the advent of calendar year 2000, and will provide Financial Security, with reasonable promptness upon request, such reports and other information as may be reasonably requested by Financial Security from time to time evidencing the actions taken or to be taken pursuant to this Section 2.2(r).

                  (s) LIABILITY TO SPARC. The Borrower represents and covenants that (i) it has no liability to SPARC other than the obligations created under the Receivables Purchase Agreement and (ii) its membership in SPARC is nonassessable.

                  Section 2.3 NEGATIVE COVENANTS OF THE PERFORMANCE GUARANTOR, THE ORIGINATORS, THE SERVICER, MCII HOLDINGS, MCII COACHES AND THE BORROWER. The Performance Guarantor hereby agrees with respect to itself, the Servicer, the Borrower and the Originators, MCII Holdings hereby agrees with respect to itself, MCII Coaches and the Borrower, MCII Coaches hereby agrees with respect to itself and the Borrower, each Originator hereby agrees with respect to itself, the Servicer hereby agrees with respect to itself and the Borrower hereby agrees with respect to itself, that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) RESTRICTIONS ON LIENS. None of the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Servicer or the Borrower shall
(i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Purchased Assets (except for the Lien in favor of the Administrative Agent on behalf of SPARC, the Secondary Purchaser and Financial Security, and the Restrictions on Transferability imposed by the Receivables Purchase Agreement,) or (ii) with respect to the Purchased Assets, sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Liens of SPARC, the Secondary Purchaser (and/or the Administrative Agent on behalf of SPARC, the Secondary Purchaser and Financial Security), respectively.

                  (b) IMPAIRMENT OF RIGHTS. None of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of SPARC, the Secondary Purchaser or Financial Security (and their respective successors and assigns), (ii) result in a Material Adverse Effect in respect of the Receivables or (iii) impair the ability of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower to perform its obligations under this Agreement or any of the other Transaction Documents, including any consolidation or merger with any Person or any transfer of all or any material amount of the Performance Guarantor's, the Originators', MCII Coaches', MCII Holdings', the Servicer's or the Borrower's assets to any other Person if such consolidation, merger or transfer would materially impair the net worth of the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Servicer or the Borrower or any successor Person obligated, after such event, to perform the Performance Guarantor's, the Originators', the Servicer's, MCII Holdings', MCII Coaches' or the Borrower's obligations under this Agreement or any of the other Transaction Documents.

                  (c) WAIVER, AMENDMENTS, ETC. None of the Performance Guarantor, the Originators, MCII Coaches, the Servicer, MCII Holdings, or the Borrower shall waive, modify, amend or terminate, or consent to any waiver, modification, amendment or termination of, any of the Transaction Documents or the Performance Guarantor's, the Originators', the Servicer's, MCII Holdings', MCII Coaches' or the Borrower's certificate of incorporation or bylaws or any of the provisions thereof unless Financial Security shall have consented thereto in writing.

                  (d) GUARANTEES. Without the prior written consent of Financial Security, the Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  (e) ISSUANCE OF STOCK. The Borrower shall not issue or allow the issuance of any shares of its capital stock or rights, warrants or options in respect of its capital stock, other than shares of common stock which are and shall at all times during the Term of This Policy be legally and beneficially owned by MCII Coaches, free and clear of all Liens and Restrictions on Transferability.

                  (f) INSOLVENCY. None of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower shall commence with respect to the Borrower any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. None of the Performance Guarantor, the Originators, the Servicer, MCII Holdings, MCII Coaches or the Borrower shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Borrower shall not admit in writing its inability to pay its debts.

                  (g) ERISA. The Borrower shall not contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan.

                  (h) DIVIDENDS. Other than as contemplated by the Transaction Documents, the Borrower shall not enter into any lending relationship with any of its Affiliates. The Borrower shall not at any time declare any dividends, repurchase any capital stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower's capital stock if, at the time of or after giving effect to any such dividend, repurchase, return or other payment or distribution, a Servicer Termination Event shall have occurred and be continuing.

                  (i) TRANSFER OF RIGHTS AND OBLIGATIONS UNDER TRANSACTION DOCUMENTS. None of the Originators, the Performance Guarantor, the Servicer, MCII Holdings, MCII Coaches or the Borrower shall (i) sell, assign, convey, pledge or otherwise transfer any of its rights or obligations under any Transaction Document, any agreement, document or instrument related thereto or any interest therein, other than (x) the sale or other transfer of Receivables and Related Assets by the Originators to the Borrower pursuant to the BusLease Transfer Agreement, MCF Transfer Agreement or MCFSII Transfer Agreement, respectively, (y) the sale or other transfer of Receivables by the Borrower to SPARC or the Secondary Purchaser pursuant to the applicable Purchase Agreement, or (ii) in the case of the Borrower, consent to or authorize any such sale, assignment, conveyance, pledge or transfer by SPARC or the Secondary Purchaser, or any assignee thereof (other than any authorization expressly granted by the terms of the applicable Purchase Agreement and not requiring consent or other action of the Borrower).

                  (j) CLAIMS AGAINST SPARC. None of the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Servicer or the Borrower shall, until one year and one day after the last Note issued by SPARC has matured, commence or join any action, suit or other legal proceeding against SPARC and its respective properties and assets.

                  Section 2.4 AFFIRMATIVE COVENANTS OF THE PURCHASERS. During the Term of This Policy, each of the Purchasers shall, unless Financial Security shall otherwise expressly consent in writing:

                  (a) perform each of its obligations under this Agreement and the other Transaction Documents and comply with all applicable laws, rules, regulations and orders with respect to this Agreement and the other Transaction Documents, its business and properties and all Receivables, related property with respect thereto, where non-compliance, separately or in the aggregate, would have a Purchaser Material Adverse Effect;

                  (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall conduct its business in accordance with the terms of its certificate or articles of organization and by-laws;

                  (c) cooperate fully with all reasonable requests of the Borrower, Financial Security, the Servicer and the Administrative Agent, regarding any information or documents necessary or desirable to allow each of the Borrower, Financial Security, the Servicer and the Administrative Agent to carry out its responsibilities under this Agreement and the other Transaction Documents; and

                  (d) keep or cause to be kept in reasonable detail, books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction.

                  Section 2.5 REPORTING REQUIREMENTS OF THE PURCHASERS. During the Term of This Policy, each of the Purchasers shall furnish, or cause to be furnished, at its own expense, to each of the Borrower, the Administrative Agent, the Servicer and Financial Security:

                  (a) as promptly as possible, and in any event within three Business Days, after any of the Purchasers or the Administrative Agent becomes aware thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or affecting the Purchasers, this Agreement or any of the other Transaction Documents, the Transaction or the Receivables;

                  (b) as promptly as possible, and in any event within one Business Day after any of the Purchasers or the Administrative Agent becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing within 3 days) specifying the nature of any Default or Event of Default, any breach or nonperformance by the Purchasers or any other Person of this Agreement or any other Transaction Document or any development or other information which have a Material Adverse Effect on the Purchasers; and

                  (c) promptly, from time to time, such other information, documents, records or reports in the possession of the Purchasers (including the provision of information, documents, records and reports in appropriate electronic or machine-readable format) respecting the Transaction, that Financial Security or the Administrative Agent may from time to time reasonably request.

                  Section 2.6 NEGATIVE COVENANTS OF THE PURCHASERS. During the Term of This Policy, each of the Purchasers shall not, without the prior written consent of Financial Security:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of any Receivable, other than as specifically permitted by this Agreement or any other Transaction Document;

                  (b) extend, amend, forgive, discharge, waive, compromise, cancel or otherwise modify the terms of this Agreement or any other Transaction Document;

                  (c) make any change in the instructions to Obligors regarding payments to be made to the Borrower or a Lockbox Account;

                  (d) (i) take any action (unless required by law), or fail to take any lawful action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or any of the other Transaction Documents that are material to the rights, benefits or obligations of the Borrower, the Servicer, the Administrative Agent or Financial Security;
(ii) waive or alter any rights with respect to the Receivables (or any agreement or instrument relating thereto); or (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Receivables;

                  (e) take or permit to be taken any action which would have the effect directly or indirectly of subjecting interest on the Notes to withholding taxation in the hands of, any holders of Notes generally, and will perform all of its obligations under the Transaction Documents to prevent or cure any default by the Purchasers which would have the effect, directly or indirectly, of subjecting interest on the Notes to withholding taxation;

                  (f) cause, permit, or suffer to exist, or agree to cause, permit or suffer to exist in the future (upon the happening of a contingency or otherwise), or consent to or acquiesce in the purchase of any Receivable pursuant to the Receivables Purchase Agreement unless all of the conditions precedent set forth in Section 3.02 thereof, or, in the case of the Initial Purchase, all of the conditions precedent set forth in Section 3.01 thereof have been satisfied;

                  (g) notwithstanding anything contained herein to the contrary, sell, assign or otherwise dispose of, or agree to sell, assign or otherwise dispose of, any Purchased Asset (or any interest which it may own therein) or any of its obligations or rights to payment under the Purchase Agreements, to which it is a party, to any Person, which Person is not created or organized under the laws of the United States of America, which has not previously provided to the Administrative Agent duly completed and executed copies of IRS Form 4224 or 1001, as applicable (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities), certifying that such Person may receive payments under or in connection with the Receivables Purchase Agreement (and any other related instruments, documents and agreements) without deduction or withholding of United States Federal income tax; IT BEING UNDERSTOOD AND AGREED by each of the Purchasers and Financial Security hereunder that any United States Federal income taxes properly deducted or withheld by the Borrower shall be deemed to be a payment for the account of such Person in respect of which such deduction or withholding was made, and such Person shall have no right to reimbursement thereof or from Financial Security under the Policy; and

                  (h) include or permit the inclusion in any Offering Document or any loan or liquidity syndication memorandum, correspondence or other communication relating to the Notes, of any information concerning Financial Security that is not supplied or consented to in writing by Financial Security expressly for inclusion therein.

                  Section 2.7 REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATIVE AGENT. The Administrative Agent, represents and warrants as of the date hereof, as of the Date of Issuance as follows:

                  (a) The Administrative Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified or where the failure to be so qualified, separately or in the aggregate, would have a Purchaser Material Adverse Effect on the Administrative Agent.

                  (b) The Administrative Agent has or had the power and authority to conduct its business as now or currently proposed to be conducted and to execute and deliver this Agreement, the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

                  (c) The execution, delivery and performance by the Administrative Agent of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Administrative Agent and (ii) do not contravene or cause the Administrative Agent to be in default under (A) the Administrative Agent's certificate or articles of organization or by-laws, (B) to the knowledge of the Administrative Agent, any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Administrative Agent or its property (C) any law, rule, regulation or regulation applicable to, binding on or affecting the Administrative Agent or its property, or (D) to the knowledge of the Administrative Agent, any order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Administrative Agent or its property.

                  (d) This Agreement and the other Transaction Documents to which the Administrative Agent is a party have each been duly executed and delivered by the Administrative Agent.

                  (e) No approval of, consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Administrative Agent of this Agreement or any of the other Transaction Documents to which it is a party (ii) for the perfection of or the exercise by Financial Security, the Purchasers, the Administrative Agent of any of its rights or remedies thereunder, in each case other than consents, notices, filings, permits, qualifications and other actions which have been obtained or made and complete copies of which have been provided to Financial Security.

                  (f) This Agreement and the other Transaction Documents to which the Administrative Agent is a party are the legal, valid and binding obligations of the Administrative Agent enforceable against the Administrative Agent in accordance with their terms, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and (ii) general equitable principles, whether applied in a proceeding at law or in equity.

                  (g) Each of the representations and warranties of the Administrative Agent contained in this Agreement and the other Transaction Documents to which it is a party is true and correct in all material respects.

                  Section 2.8 AFFIRMATIVE COVENANTS OF THE ADMINISTRATIVE
AGENT. The Administrative Agent shall, unless Financial Security shall expressly otherwise consent in writing:

                  (a) perform each of its obligations under this Agreement and each of the other Transaction Documents and comply with all applicable laws, rules, regulations and orders with respect to this Agreement and each of the other Transaction Documents and all Receivables, and the related property with respect thereto, where non-compliance, separately or in the aggregate, would have a Purchaser Material Adverse Effect on the Administrative Agent;

                  (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall conduct its business in accordance with the terms of its certificate or articles of organization and by-laws, except in cases in which the failure to preserve or maintain the foregoing would not have a Purchaser Material Adverse Effect on the Administrative Agent;

                  (c) cooperate fully with all reasonable requests of Financial Security regarding any information or documents with respect to the Administrative Agent, acting in its capacity as Agent, necessary or desirable to allow Financial Security to carry out its responsibilities under the Transaction Documents;

                  (d) cooperate with S&P and Moody's in connection with any review undertaken by S&P or Moody's after the date hereof with respect to the Transaction;

                  (e) maintain all licenses, permits, charters and registrations which are related to the conduct of its business and the Transaction except in cases in which the failure to maintain the foregoing would not have a Purchaser Material Adverse Effect on the Administrative Agent; and

                  (f) keep or cause to be kept in reasonable detail, books and records of account relating to the Transaction.

                  Section 2.9 REPORTING REQUIREMENTS OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall furnish, or cause to be furnished, at its own expense, to the Borrower, the Purchasers and Financial Security:

                  (a) within one Business Day of the occurrence of (A) any Servicer Termination Event of Termination under (and as defined in) the Purchase Agreements or (B) the Facility Termination Date (as defined in the Purchase Agreement), notice of such event, and immediately after receiving any certificate, report, statement, notice or other communication from the Borrower or the Performance Guarantor relating to any such event, a copy of any such communication;

                  (b) in the case of the Administrative Agent, promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, notices, confirmations and other information and communications delivered to or by the Administrative Agent in connection with the Transaction Documents;

                  (c) upon Financial Security's request therefor (to the extent not previously delivered to Financial Security by the Borrower or the Servicer within two Business Days after the date required to be delivered by the Borrower or the Servicer to Financial Security pursuant to Section 2.2 above), any information received by the Administrative Agent, as the case may be, pursuant to the Purchase Agreements respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower or the Servicer;

                  (d) as promptly as possible, and in any event within three Business Days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or affecting this Agreement or any of the other Transaction Documents, the Transaction, or the Receivables;

                  (e) as promptly as possible, and in any event within one Business Day after the Administrative Agent becomes aware of the existence thereof, telephonic, telex or telecopied notice (confirmed in writing within 3 days) specifying the nature of any Default or Event of Default, any breach or nonperformance by the Administrative Agent or any other Person of this Agreement or any the other Transaction Documents or any development or other information which could have a Purchaser Material Adverse Effect on the Administrative Agent; and

                  (f) promptly, from time to time, such other information, documents, records or reports in the possession of the Administrative Agent (including information, documents, records and reports in appropriate electronic or machine-readable format) respecting the Receivables, the Servicer, the Borrower, the Purchase Agreements, or the Transactions as the Purchasers or Financial Security may, from time to time, reasonably request.

                  Section 2.10 NEGATIVE COVENANTS OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall not, without the prior written consent of Financial Security:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income (other than with respect to the Administrative Agent's fees) in respect of any Receivables, other than as specifically permitted by this Agreement or any of the other Transaction Documents;

                  (b) extend, amend, forgive, discharge, waive, compromise, cancel or otherwise modify the terms of any Transaction Document;

                  (c) make any change in the instructions to Obligors regarding payments to be made to the Borrower or to a Lockbox Account;

                  (d) (i) take any action (unless required by law), or fail to take any lawful action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or any of the other Transaction Documents that are material to the rights, benefits or obligations of the Borrower, the Servicer or Financial Security; (ii) waive or alter any rights with respect to the Receivables (or any agreement or instrument relating thereto); or (iii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Receivables;

                  (e) take or permit to be taken any action which would have the effect directly or indirectly of subjecting interest on the Notes to withholding taxation in the hands of any holders of Notes generally, and will perform all of its obligations under the Transaction Documents to prevent or cure any default by the Administrative Agent which would have the effect, directly or indirectly, of subjecting interest on the Notes or the Notes to withholding taxation;

                  (f) cause, permit, or suffer to exist, or agree to cause, permit or suffer to exist in the future (upon the happening of a contingency or otherwise), or consent to or acquiesce in the purchase of any Receivable pursuant to the Receivables Purchase Agreement unless all of the conditions precedent set forth in Section 3.02 thereof, or, in the case of the Initial Purchase, all of the conditions precedent set forth in Section 3.01 thereof have been satisfied;

                  (g) sell, assign or otherwise dispose of, or agree to sell, assign or otherwise dispose of, any Purchased Asset (or any interest which it may own therein) or any of its obligations or rights to payment under the Purchase Agreements, to which it is a party, to any Person, which Person is not created or organized under the laws of the United States of America, which has not previously provided to the Administrative Agent duly completed and executed copies of IRS Form 4224 or 1001, as applicable (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities), certifying that such Person may receive payments under or in connection with the Receivables Purchase Agreement (and any other related instruments, documents and agreements) without deduction or withholding of United States Federal income tax; IT BEING UNDERSTOOD AND AGREED by the Administrative Agent and Financial Security hereunder that any United States Federal income taxes properly deducted or withheld by the Borrower shall be deemed to be a payment for the account of such Person in respect of which such deduction or withholding was made, and such Person shall have no right to reimbursement thereof or from Financial Security under the Policy. The Administrative Agent shall, promptly upon its receipt thereof, deliver to Financial Security copies of any such forms or certificates described in the immediately preceding sentence which are delivered to the Administrative
Agent in accordance herewith;

                  (h) shall not deliver a L/C Reduction Notice or a termination notice pursuant to paragraph 1 of the Transaction Letter of Credit or take any other action to terminate or reduce the L/C Amount; and

                  (i) resign as Agent under the other Transaction Documents unless immediately replaced by an affiliate of the Administrative Agent previously approved in writing by Financial Security.

                                   ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

                  Section 3.1 ISSUANCE OF THE POLICY. Financial Security agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix II hereto.

                  Section 3.2 PAYMENT OF FEES AND PREMIUM.

                  (a) LEGAL FEES. On the Date of Issuance or thereafter on demand, the Borrower shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Policy as set forth in the Premium Letter.

                  (b) RATING AGENCY FEES. The initial fees of S&P and Moody's with respect to the Transaction and the Transaction Documents shall be paid or caused to be paid by the Borrower in full on the Date of Issuance. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Transaction shall be for the account of, and shall be billed to, the Borrower. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer shadow rating Financial Security's credit risk exposure in connection with the Transaction, in which case the cost for such agency shall be paid by the Borrower.

                  (c) PREMIUM. In consideration of the issuance by Financial Security of the Policy, Financial Security shall be entitled to receive the Premium as and when due in acordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Borrower, (ii) in the case of Premium due after the Date of Issuance, from monies available for such payment in accordance with Section 2.03 of the Receivables Purchase Agreement or the Secondary Purchase Agreement, as the case may be, and (iii) in the case of Unpaid Premium (as defined in the Premium Letter), directly from FIRST, the Borrower and SECOND, to the extent funds are insufficient, the Performance Guarantor. The Premium paid hereunder or under the Receivables Purchase Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to the Transaction or provision being made for payment of Investment, Guaranteed Yield, or any other applicable payment obligations under the Transaction Documents or otherwise. Although the Premium is fully earned by Financial Security as of the Closing Date, the Premium shall be payable in periodic installments as provided in the Premium Letter. Anything herein or in any of the Transaction Documents notwithstanding, upon the occurrence of an Event of Default, the entire outstanding balance of further installments of the Premium shall be immediately due and payable. All payments of Premium and Unpaid Premium shall be made by wire transfer to an account designated from time to time by Financial Security by written notice to the Borrower and the Performance Guarantor.

                  Section 3.3 REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION. The Borrower agrees to pay to Financial Security the following amounts as and when incurred:

                  (a) a sum equal to the total of all amounts paid by Financial Security under the Policy;

                  (b) any and all out-of-pocket charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the administration, enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction,
(iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, (iv) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents and (v) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents or otherwise in the discretion of Financial Security, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition;

                  (c) interest on any and all amounts described in this Section
3.3 from the date payable or paid by Financial Security until payment thereof in full and interest on any and all amounts described in Sections 3.2, 3.4 and 3.7 from the date due until payment thereof in full, in each case, payable to Financial Security at the Late Payment Rate per annum; and

                  (d) any payments made by Financial Security on behalf of, or advanced to, the Borrower or to the Purchasers or the Administrative Agent including, without limitation, any amounts payable by the Borrower pursuant to any other Transaction Documents; and any payments made by Financial Security as, or in lieu of, servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security, to third parties in connection with the Transaction.

                  All such amounts are to be immediately due and payable without demand.

                  In addition to, and not in limitation of the foregoing, the Borrower and the Performance Guarantor each agrees that in the event that Financial Security seeks to enforce any of its rights hereunder or under any other Transaction Document (whether through negotiations, legal proceedings or otherwise), the Borrower or the Performance Guarantor, as the case may be, against whom enforcement is sought, shall immediately remit to Financial Security all reasonable out-of-pocket costs, expenses and disbursements, including attorney's fees and expenses and other costs and expenses incurred by Financial Security in connection with the enforcement of such rights. Such amounts are due and payable immediately, without demand.

                  Section 3.4 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE PERFORMANCE GUARANTOR. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Performance Guarantor agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                         (i) any statement, omission or action by the Performance Guarantor in connection with the sale, remarketing or delivery of the Purchased Assets;

                         (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Performance Guarantor;

                         (iii) the breach by the Performance Guarantor of any representation, warranty or covenant under any of the Transaction Documents resulting in an "event of default" or "event of termination" or like event (however denominated) under the Transaction Documents or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default" or "event of termination" or like event (however denominated) under the Transaction Documents;

                         (iv) the violation by the Performance Guarantor of any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

                         (v) any untrue statement or alleged untrue statement of a material fact provided by the Performance Guarantor for use in any Offering Document or any omission by the Performance Guarantor or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the information furnished by Financial Security in writing expressly for use therein (all such information so furnished being referred to herein as "Financial Security Information").

                  (b) INDEMNIFICATION BY MCII HOLDINGS, MCII COACHES, BUSLEASE, MCF, MCFSII AND THE SERVICER. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, each of MCII Holdings, MCII Coaches, BusLease, MCF, MCFSII, and the Servicer agrees severally and not jointly, and solely with respect to itself and its own representations, warranties, covenants and actions under the Transaction Documents, to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                         (i) any statement, omission or action by the Performance Guarantor, MCII Holdings, MCII Coaches, BusLease, MCF, MCFSII or the Servicer (other than that of Financial Security), as applicable, in connection with the sale, remarketing or delivery of the Purchased Assets;

                         (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of Performance Guarantor, MCII Holdings, MCII Coaches, BusLease, MCF, MCFSII or the Servicer, as applicable;

                         (iii) the breach by the Performance Guarantor, MCII Holdings, MCII Coaches, BusLease, MCF, MCFSII or the Servicer, as applicable, of any representation, warranty or covenant made by it under any of the Transaction Documents resulting in an "event of default" or "event of termination" or like event (however denominated) under the Transaction Documents or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default" or "event of termination" or like event (however denominated) under the Transaction Documents;

                         (iv) the violation by the Performance Guarantor, MCII Holdings, MCII Coaches, any Originator or the Servicer, as applicable, of any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

                         (v) any untrue statement or alleged untrue statement of a material fact provided by any of the Performance Guarantor, MCII Holdings, MCII Coaches, any Originator or the Servicer for use in any Offering Document or any omission by any such Person or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the information furnished by Financial Security in writing expressly for use therein (all such information so furnished being referred to herein as "Financial Security Information").

                  (c) INDEMNIFICATION BY THE BORROWER. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Borrower agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents (excluding uncollectible Receivables for credit reasons) by reason of:

                         (i) any statement, omission or action by the Borrower (other than that of Financial Security) in connection with the offering, issuance, sale, remarketing or delivery of the Purchased Assets;

                         (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Borrower;

                         (iii) the breach by the Borrower of any representation, warranty or covenant under any of the Transaction Documents or the occurrence under any of the Transaction Documents of any "event of default" or "event of termination" or like event (however denominated) or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default" or "event of termination" or like event (however denominated);

                         (iv) the violation by the Borrower of any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

                         (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the Financial Security Information.

                  (d) INDEMNIFICATION BY THE PURCHASERS AND ADMINISTRATIVE AGENT. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Purchasers and the Administrative Agent, solely in respect of any actions or omissions by it or its directors, officers, employees, agents, or controlling Persons, for any of the following reasons (each of the Purchasers and the Administrative Agent, an "Indemnifying Party") agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and costs of investigations) of any nature arising out of or relating to the transactions contemplated by this Agreement and the other Transaction Documents by reason of:

                         (i) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of such Indemnifying Party in connection with any transaction arising from or relating to this Agreement or any of the other Transaction Documents;

                         (ii) the violation by such Indemnifying Party of any domestic or foreign law, rule or regulation, or judgment, order or decree applicable to it that would have a Purchaser Material Adverse Effect;

                         (iii) the breach by such Indemnifying Party of any representation, warranty or covenant under this Agreement or any of the other Transaction Documents or the occurrence under this Agreement or any of the other Transaction Documents of any "event of default" or any event which, with the giving of notice or lapse of time or both, would constitute any "event of default", in each case with respect to such Indemnifying Party; or

                         (iv) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document in connection with the offering, issuance, sale, remarketing or delivery, of the Notes or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in information included in any Offering Document and furnished by Financial Security in writing expressly for use therein.

                  (e) CONDUCT OF ACTIONS OR PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from an Indemnifying Party hereunder, Financial Security shall promptly notify such Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of such Indemnified Party; PROVIDED, HOWEVER, that the fees and expenses of such separate counsel shall be at the expense of such Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and such Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). Such Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to such Indemnifying Party, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
(b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                  (f) CONTRIBUTION. To provide for just and equitable contribution if the indemnification provided by any Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

                  (g) TRANSFER OF PAYMENTS. Each of the Performance Guarantor, the Servicer, the Originators, MCII Holdings and MCII Coaches agrees to remit to Financial Security, promptly upon receipt thereof by such Persons from the Borrower or any other Person, any amount so received in respect of any of the following: all out-of-pocket costs, expenses and disbursements, including attorneys' fees and expenses and other costs and expenses, incurred by Financial Security in connection with the negotiation, preparation, execution, delivery, administration, modification, amendment, termination and waiver of, and obtaining legal advice in respect of rights and responsibilities under, this Agreement, each of the other Transaction Documents to which it is a party and any other agreement, document or instrument related to the foregoing.

                  Section 3.5 PAYMENT PROCEDURE. In the event of any payment by Financial Security, the Borrower, the Performance Guarantor, the Originators, MCII Holdings, MCII Coaches, the Purchasers, the Servicer and the Administrative Agent each agrees to accept the receipt or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

                  Section 3.6 SUBROGATION. The parties hereto acknowledge that, to the extent of any payment made by Financial Security to the Administrative Agent pursuant to the Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Performance Guarantor, the Borrower, the Servicer, the Purchasers the Originators, MCII Holdings, MCII Coaches or the Administrative Agent for the benefit of SPARC or the Secondary Purchaser, as the case may be, to any moneys paid or payable in respect of the Receivables under the Transaction Documents or otherwise, subject, however to the priority of payments set forth in Section 2.03(c) of the Receivables Purchase Agreement and the Secondary Purchase Agreement. The parties hereto agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Receivables under this Agreement or any of the other Transaction Documents or otherwise.

                  Section 3.7 INCREASED COSTS. If Financial Security determines at any time that any applicable law or governmental or rating agency rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, reserve or similar requirement, or any change in interpretation or administration thereof, will have the effect of increasing the amount of capital, reserve or similar requirement required or expected to be maintained by Financial Security based on its obligations under the Policy, then the Borrower, shall pay to Financial Security, upon its written demand therefor, such additional amounts as shall be required to compensate Financial Security for the increased cost to Financial Security as a result of such increased capital, reserve or similar requirement, and the Borrower shall also be obligated to compensate Financial Security for such increased costs, and shall pay such amounts to Financial Security if and to the extent that sufficient funds are not available for the payment thereof. In determining such additional amounts, Financial Security will act in good faith, provided that Financial Security's determination of compensation owing under this Section 3.7 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Financial Security, upon determining that any additional amounts will be payable pursuant to this Section 3.7, will give prompt written notice thereof to the Borrower, which notice shall show the basis for the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any obligations of the Borrower to pay additional amounts pursuant to this Section 3.7.


                                   ARTICLE IV

                               FURTHER AGREEMENTS

                  Section 4.1 EFFECTIVE DATE; TERM OF AGREEMENT; SURRENDER OF POLICY. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Policy and the Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Insured Parties by the Transaction Documents have been paid in full; PROVIDED, HOWEVER, that the provisions of Sections 3.2, 3.3,
3.4 and 3.7 hereof shall survive any termination of this Agreement. Notwithstanding the foregoing, the Insured Parties may terminate the Policy upon
(a) payment in immediately available funds of all amounts due and owing to Financial Security (including any premiums due hereunder and in accordance with the Premium Letter) and (b) surrendering the Policy to Financial Security for cancellation. The Insured Parties shall give notice to the Rating Agencies of such termination of the Policy.

                  Section 4.2 FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. To the extent permitted by law, the Borrower, the Originators, MCII Coaches, MCII Holdings, the Purchasers, the Administrative Agent, the Performance Guarantor and the Servicer each agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Financial Security may request and as may be required in Financial Security's judgment to facilitate the performance of this Agreement.

                  Section 4.3 OBLIGATIONS ABSOLUTE. The obligations of the Borrower, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, and the Servicer, hereunder shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:

                         (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to this Agreement or any of the other Transaction Documents, the Notes, the Liquidity Obligations or the Policy;

                         (ii) any exchange or release of any other obligations hereunder;

                         (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Borrower, the Purchasers, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer or the Administrative Agent may have at any time against Financial Security or any other Person;

                         (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (v) any payment by Financial Security under the Policy against presentation of a certificate or other document which does not strictly comply with terms of the Policy;

                         (vi) any failure of SPARC or the Administrative Agent to receive the proceeds from the sale of the Notes;

                         (vii) any breach by the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent of any representation, warranty or covenant contained in this Agreement or any of the other Transaction Documents; or

                         (viii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Borrower, SPARC, the Secondary Purchaser, the Servicer or the Administrative Agent in respect of this Agreement or any of the other Transaction Documents.

                  (b) The Borrower, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, and any and all others who are now or may become liable for all or part of the obligations thereof under this Agreement each agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by this Agreement or any other Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by this Agreement and the other Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under this Agreement or any of the other Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.3, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, Performance Guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

                  (c) Nothing herein shall be construed as prohibiting the Borrower, SPARC, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent, as the case may be, from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

                  Section 4.4 ASSIGNMENTS REINSURANCE: THIRD-PARTY RIGHTS. This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent may assign its rights or obligations under this Agreement, or delegate any of its duties hereunder (other than from SPARC or the Secondary Purchaser to the Administrative Agent pursuant to the Transaction Documents), without the prior written consent of Financial Security. Any assignment made in violation of this Agreement shall be null and void.

                  (a) Financial Security shall have the right to give participation in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; PROVIDED, HOWEVER, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy.

                  (b) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under this Agreement and the other Transaction Documents or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

                  (c) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person other than Financial Security, against the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. None of the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer or the Administrative Agent shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by the Borrower, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor and the Servicer, pursuant Section 3.2, 3.3 or any other provision hereof.

                  Section 4.5 LIABILITY OF FINANCIAL SECURITY. Neither
Financial Security nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use which may be made of the Policy by the Borrower, SPARC, the Secondary Purchaser, the Originators, MCII Coaches, MCII Holdings, the Performance Guarantor, the Servicer, or the Administrative Agent or for any acts or omissions of the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Originators, the Servicer, SPARC or the Administrative Agent in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                  Section 4.6 ACTIONS UNDER TRANSACTION DOCUMENTS. So long as no Financial Security Default has occurred and is continuing, the Administrative Agent, SPARC and the Secondary Purchaser each hereby agrees as follows:

                  (a) The Administrative Agent, SPARC and the Secondary Purchaser shall each comply with the instruction of Financial Security to take any action or refrain from taking any action, or to exercise or refrain from exercising any right, power or authority, in each case under the Transaction Documents and all agreements, documents and instruments relating thereto. Without limiting the generality of the preceding sentence, each of the Administrative Agent, SPARC and the Secondary Purchaser agrees that it will upon Financial Security's prior written request or direction following the occurrence of the respective events or conditions described below, take, or cause to be taken, the following actions:

                           (i) subject to the limitations set forth in the applicable Purchase Agreement, designate a Person selected by Financial Security as the successor Servicer under such Purchase Agreement;

                           (ii) declare the Termination upon the occurrence of a Servicer Termination Event under either Purchase Agreement; and

                           (iii) direct the Administrative Agent to take or cause to be taken any action, or to exercise or cause to be exercised any right, power, or authority (subject in each case to the proviso clauses in the preceding sentence) under the Transaction Documents and the agreements, documents and instruments relating thereto.

                  (b) None of the Administrative Agent, SPARC or the Secondary Purchaser shall take any action or exercise any right, power or authority under the Transaction Documents or the agreements, documents and instruments relating thereto, including, without limitation, any action with respect to the Purchased Assets, any Blocked Account other than at the written request and direction or with the prior written consent of Financial Security; PROVIDED, HOWEVER, that unless otherwise notified by Financial Security, Financial Security hereby consents to all actions of each of the Administrative Agent, SPARC and the Secondary Purchaser under the Transaction Documents which are necessary or required by, such Person in order to meet its obligations thereunder; PROVIDED, HOWEVER, that any action referenced in the immediately preceding proviso (x) shall be in accordance with and not contrary to the specific provisions of any of the Transaction Documents, such agreements, documents and instruments relating thereto and applicable law, and (y) shall not direct the execution of an amendment to any of the Transaction Documents without the prior written consent of Financial Security; and PROVIDED FURTHER that in no event shall the Administrative Agent, SPARC or the Secondary Purchaser, as applicable, without the prior written consent of Financial Security:

                           (i) designate or permit the designation of any Person to succeed to any rights or obligations of, or otherwise replace or terminate, or permit the replacement or termination of, BusLease in its capacity as servicer or CIBC in its capacity as Administrative Agent or other agent under any Transaction Document, or enter into an agreement providing for or permitting the same, whether upon the occurrence of a contingent event or otherwise;

                           (ii) terminate or designate, or consent to the termination or designation of, any successor thereto, or terminate or consent to the termination of any LockBox Agreement, or direct or consent to any assignment or transfer of any rights or obligations of any Blocked Account Bank;

                           (iii) direct or make a request of the Borrower or Servicer, or notify any Lockbox Bank, or any Obligor (as defined in the Receivables Purchase Agreement), to remit or to cause to be remitted directly to a Lockbox Account any Collections; or

                           (iv) take any action, or fail to take any action, if such action or failure to take action may reasonably be expected to (x) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of SPARC, the Secondary Purchaser or Financial Security, (y) result in a Material Adverse Effect in respect of the Receivables or (z) impair the ability of any Person to perform its obligations under the Transaction Documents to which it is a party.

                  (c) Subject to the limitations set forth in Sections 4.6(a) and (b) above and without expanding the rights of the Insured Parties under the Purchase Agreements, each Insured Party and the Administrative Agent hereby irrevocably makes, designates, constitutes and appoints Financial Security as its attorney-in-fact, with power in the name of such Insured Party or, the Administrative Agent to:

                           (i) direct the Servicer to commence or settle any legal action to enforce collection of any Purchased Receivable or to enforce, foreclose upon or repossess any Related Security;

                           (ii) exercise or direct the Administrative Agent to exercise (in which case the Administrative Agent agrees to exercise), the right to deliver notices to the Blocked Account Banks (or any of them) which terminates the authority of the Servicer to direct the transfer of funds from one or more Blocked Accounts and/or to notify any or all of the Obligors (as defined in the Receivables Purchase Agreement) of SPARC's, the Secondary Purchaser's, and/or Financial Security's, as applicable, ownership interest in the Purchased Receivables; and

PROVIDED, HOWEVER, that Financial Security agrees to take the actions described in such clauses (i) and (ii) of this Section 4.6(c) in full compliance with the applicable provisions of the Purchase Agreements, the Transaction Documents and the other agreements, documents and instruments relating to any of the foregoing and with applicable law.

                  Section 4.7 REPORTS. The Administrative Agent hereby agrees to furnish to Financial Security, upon Financial Security's request (but only to the extent not previously delivered to Financial Security by the Performance Guarantor or the Borrower within two Business Days after the date required or requested to be delivered by the Performance Guarantor or the Borrower to Financial Security pursuant to Section 2.2), a copy of each certificate, report, statement, notice, demand or other communication received by the Administrative Agent from the Performance Guarantor, the Borrower, and/or any other Person under or in connection with any of the Transaction Documents.

                  Section 4.8 OBLIGATIONS UNDER THIS AGREEMENT. Each of the Originators, the Servicer, the Performance Guarantor, the Borrower, MCII Coaches, MCII Holdings and the Administrative Agent agrees that nothing in the Receivables Purchase Agreement, shall derogate from or in any way diminish the obligations and liabilities of the Servicer, the Borrower, the Performance Guarantor, the Administrative Agent, and the other parties hereto, or the rights, powers and privileges of Financial Security, set forth in or by reference in the Insurance Agreement.

                  Section 4.9 DISCLOSURE DOCUMENT. The Insured Parties and the Administrative Agent, with respect to any Offering Document that it participates in preparing, each hereby agrees as follows:

                  (a) PROPERTY/CASUALTY INSURANCE: GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Each such Offering Document delivered with respect to the Receivables, the Notes, the Transaction or any Other Transaction and which references Financial Security or the Policy shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each such Offering Document delivered with respect to the Receivables, the Notes or the Transaction which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

                  The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                  (b) FORM OF DOCUMENT: PRIOR CONSENT. If an Offering Document delivered with respect to the Receivables or the Transaction contains references to Financial Security or the Policy, the sections of such Offering Document which relate to or contain information concerning Financial Security or the Policy shall be in form and substance satisfactory to Financial Security in its sole discretion as evidenced by Financial Security's prior written consent to the use thereof, except, upon prior notice to Financial Security, as required by law, rule or regulation or judicial or administrative process.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

                  Section 5.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) any demand for payment shall be made under the Policy;

                  (b) any representation or warranty made by the Borrower, the Performance Guarantor, the Originators, the Servicer, MCII Coaches or MCII Holdings under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; PROVIDED, HOWEVER, that if the Borrower, the Performance Guarantor, the Originators, the Servicer, MCII Coaches or MCII Holdings effectively cures any such defect in any representation or warranty under any Transaction Document or in any certificate or report furnished under any Transaction Document within 30 days after such defect arose, such defect shall not in and of itself constitute an Event of Default hereunder;

                  (c) (i) the Borrower, the Servicer, MCII Holdings, or the Performance Guarantor shall fail to pay when due any amount payable by the Borrower, the Servicer, MCII Holdings, or the Performance Guarantor, as applicable, under any of the Transaction Documents; (ii) the Borrower, the Servicer, the Originators, the Performance Guarantor, MCII Coaches, MCII Holdings, the Purchasers, the Administrative Agent shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

                  (d) the Borrower, the Performance Guarantor, the Servicer, the Originators, MCII Coaches, MCII Holdings, the Administrative Agent or the Purchasers shall fail to perform or observe any other covenant or agreement contained in this Agreement or any of the other Transaction Documents (except for the obligations described under clauses (b) or (c) above) and such failure shall continue for a period of 30 days after written notice given to the Borrower;

                  (e) the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, the Originators, the Administrative Agent or the Purchasers shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, custodian, liquidator, conservator, trustee or other similar official for it or for any substantial part of its property, or the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, the Originators, the Administrative Agent or the Purchasers shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against it under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Borrower or the Performance Guarantor seeking liquidation of its assets and the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, the Originators, the Administrative Agent or the Purchasers shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, custodian, liquidator, conservator, trustee or other similar official for, it or for any substantial part of its property) shall occur, or the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, the Originators, the Administrative Agent or the Purchasers shall consent to, or acquiesce in, the appointment of a receiver, custodian, liquidator, conservator, trustee or similar official in respect thereof or the whole or any substantial part of its properties or assets, or the Borrower, the Performance Guarantor, MCII Holdings, MCII Coaches, the Servicer, the Originators, the Administrative Agent or the Purchasers shall take any corporate action in furtherance of any of the foregoing;

                  (f) the occurrence of a Servicer Termination Event under the Receivables Purchase Agreement or the Secondary Purchase Agreement;

                  (g) the occurrence of an "Event of Default" under any of the other Transaction Documents;

                  (h) S&P's long-term issuer rating or Moody's issuer rating of the Performance Guarantor or similar indication of the long-term, unsecured and unsubordinated indebtedness of the Performance Guarantor, shall have been withdrawn or downgraded below "B" or "B2" by S&P or Moody's, as the case may be;

                  (i) the Four-Month Delinquency Ratio is greater than [**]%;

                  (j) the Four-Month Default Ratio is greater than [**]%;

                  (k) the Four-Month Net Default Ratio is greater than [**]%;

                  (l) the Average Recovery Rate is less than [**]%;

                  (m) the occurrence of an "Event of Default" under and as defined in any Insurance and Indemnity Agreement or similar agreement among Financial Security, and/or the Performance Guarantor and/or any Affiliate of Performance Guarantor and/or any Affiliate of the Borrower and the other party or parties thereto, if any; or

                  (n) a notice of termination with respect to any LockBox Agreement shall have been delivered, or a termination of any Blocked Account shall have otherwise occurred, and a replacement Blocked Account Bank acceptable to Financial Security shall not have executed a LockBox Agreement in form and substance satisfactory to Financial Security within 30 days of such notice.

                  Section 5.2 REMEDIES; WAIVERS. (a) At any time, upon at least five (5) Business Days' notice to the Borrower (unless Financial Security determines in its sole direction that it would be reasonably impractical or inadvisable to give such notice five (5) Business Days in advance, in which case notice shall be given on the date any action described in clauses (i) through
(iv) below is taken), provided that the failure to give any such notice shall not prohibit

Financial Security from taking any such action reasonably in its sole discretion, following the occurrence of an Insurance Agreement Event of Default, Financial Security may:

                           (i) declare all indebtedness of every type or description owed by the Borrower, the Performance Guarantor, the Servicer or the Administrative Agent to Financial Security to be immediately due and payable, and the same shall thereupon be immediately due and payable;

                           (ii) declare the Premium Supplement to be immediately due and payable, and the same shall thereupon be immediately due and payable, whether or not Financial Security shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies hereunder;

                           (iii) exercise any rights and remedies available under this Agreement and the other Transaction Documents in its own capacity or through the Purchasers or the Administrative Agent pursuant to Section 4.06 hereof; or

                           (iv) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under this Agreement and the Transaction Documents or to enforce performance of any obligation of the Borrower, the Purchasers, the Performance Guarantor, the Servicer or the Administrative Agent under this Agreement and the other Transaction Documents.

                  (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement and the other Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under this Agreement or any other Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article.

                  (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

                  (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the other parties hereto. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 AMENDMENTS, ETC. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto and notice of such amendment, modification or termination shall be given to the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

                  Section 6.2 NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail, overnight courier, personally delivered or telecopied to the recipient as follows:

         (a)      To Financial Security:             Financial Security Assurance Inc.
                                                     350 Park Avenue
                                                     New York, NY  10022
                                                     Attention:  Transaction Oversight
                                                     Department;
                                                     Re:  MCII Funding II Inc.
                                                     Confirmation:  212) 826-0100
                                                     Telecopy Nos.:  (212) 339-3518
                                                     (212) 339-3529

                                                     (in each case in which
                                                     notice or other
                                                     communication to Financial
                                                     Security refers to an Event
                                                     of Default, a claim on the
                                                     Policy or with respect to
                                                     which failure on the part
                                                     of Financial Security to
                                                     respond shall be deemed to
                                                     constitute consent or
                                                     acceptance, then a copy of
                                                     such notice or other
                                                     communication should also
                                                     be sent to the attention of
                                                     each of the General Counsel
                                                     and the Head--Financial
                                                     Guaranty Group and shall


                                      45

                                                     be marked to indicate
                                                     "URGENT MATERIAL
                                                     ENCLOSED.")

         (b)      To the Borrower:                   MCII Funding II Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (c)      After August 2000:                 MCII Funding II Inc.
                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (d)      To the Administrative Agent:       Canadian Imperial Bank of Commerce
                                                     425 Lexington Avenue
                                                     New York, New York 10017
                                                     Attn:  Asset Securitization Group
                                                     Tel.:                                   ]
                                                     Fax:  (212) 856-3643

         (e)      To SPARC:                          Special Purpose Accounts Receivable
                                                     Corporation
                                                     c/o Canadian Imperial Bank of Commerce
                                                     425 Lexington Avenue
                                                     New York, New York 10017
                                                     Attn:  President
                                                     Tel.:  [                                 ]
                                                     Fax:  (212) 856-3643

         (f)      To the Secondary Purchaser:        Canadian Imperial Bank of Commerce
                                                     425 Lexington Avenue
                                                     New York, New York 10017
                                                     Attn:  Asset Securitization Group
                                                     Tel.:  [                                 ]


                                      46

                                                     Fax:  (212) 856-3643

         (g)      To MCFSII:                         MCII Financial Services II Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (h)      After August 2000:                 MCII Financial Services II Inc.
                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (i)      To the Performance Guarantor:      Motor Coach Industries International, Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (j)      After August 2000:                 Motor Coach Industries International, Inc.
                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (k)      To MCII Coaches, Inc.:             MCII Coaches, Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (l)      After August 2000:                 MCII Coaches, Inc.


                                     47

                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (m)      To MCII Holdings (USA), Inc.:      MCII Holdings (USA), Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (n)      After August 2000:                 MCII Holdings (USA), Inc.
                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (o)      To BusLease, Inc.:                 BusLease, Inc.
                                                     9787 Clifford Drive
                                                     Dallas, Texas 75220
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  [                                 ]
                                                     Fax:  [                                 ]

         (p)      To MCII Funding Inc:               MCII Funding Inc.
                                                     10 East Golf Road
                                                     Des Plaines, IL 60016-2291
                                                     Attn:  Chief Financial Officer
                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (q)      After August 2000:                 MCII Funding Inc.
                                                     Suite 300
                                                     1700 E. Golf Rd
                                                     Schaumburg, IL 60194
                                                     Attn:  Chief Financial Officer


                                     48

                                                     Tel.:  847-375-1225
                                                     Fax:  847-299-6773

         (r)      To the Servicer:                   BusLease, Inc.
                                                     9787 Clifford Drive
                                                     Dallas, Texas 75220
                                                     Attn:   Chief Financial Officer
                                                     Tel.:  [                                 ]
                                                     Fax:  [                                 ]

                  A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

                  Section 6.3 PAYMENT PROCEDURE. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, the Borrower agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Borrower. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

                  Section 6.4 SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

                  Section 6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 6.6 CONSENT TO JURISDICTION. VII THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE

STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) The Borrower, the Performance Guarantor, the Servicer, the Originators, MCII Holdings and MCII Coaches each hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. The Borrower, the Performance Guarantor, the Servicer, the Originators, MCII Holdings and MCII Coaches each agrees that service of such process upon such Person shall constitute personal service of such process upon it.

                  (d) Nothing contained in the Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement or any of the other Transaction Documents against the Borrower or its property or any of the Purchasers, the Originators, the Servicer, MCII Holdings, MCII Coaches, the Performance Guarantor or the Administrative Agent or their respective property in the courts of any jurisdiction.

                  Section 6.7 CONSENT OF FINANCIAL SECURITY. In the event that Financial Security's consent is required under this Agreement or any other Transaction Document, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

                  Section 6.8 COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  Section 6.9 HEADINGS. The headings of articles and sections and the table of contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.

                  Section 6.10 TRIAL BY JURY WAIVED. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

                  Section 6.11 LIMITED LIABILITY. No recourse under this Agreement or any of the other Transaction Documents shall be had against, and no personal liability shall attach to, any officer, employee, director, Affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of this Agreement or any of the Transaction Documents, Purchased Assets or the Policy, it being expressly agreed and understood that each Transaction Document and the Policy is solely a corporate obligation of each party thereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under this Agreement or any other Transaction Documents is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

                  Section 6.12 ENTIRE AGREEMENT. This Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                  Section 6.13 COUNTERPARTS. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  Section 6.14 FINANCIAL SECURITY AS THIRD PARTY BENEFICIARY. By its execution hereof, each of the Borrower, MCII Holdings, MCII Coaches, the Originators, the Performance Guarantor, the Administrative Agent, SPARC and the Secondary Purchaser hereby acknowledges and agrees that Financial Security shall be an intended third-party beneficiary of each of the Transaction Documents and the other instruments, documents and agreements related thereto, and as such, shall be entitled to rely on all of the representations, warranties and covenants thereunder to the same extent as the Administrative Agent, as if Financial Security were expressly named therein. The terms of this Section 6.14 shall survive the termination of this Agreement, the Policy and each of the Purchase Agreement.

                  Section 6.15 CLAIMS AGAINST SPARC. Financial Security shall not, until one year and one day after the last Note issued by SPARC has matured, commence or join any action, suit or other legal proceeding against SPARC and its respective properties and assets.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                                  FINANCIAL SECURITY ASSURANCE INC.

                                  By:
                                     ------------------------------------------
                                        Authorized Officer



                                  MCII FUNDING II INC.

                                  By:
                                     ------------------------------------------
                                        Title:

                                  BUSLEASE, INC.
                                        individually and in its capacity as
                                        Servicer under the Transaction Documents


                                  By:
                                     ------------------------------------------
                                        Title:



                                  MCII FINANCIAL SERVICES II, INC.

                                  By:
                                     ------------------------------------------
                                        Title:



                                  SPECIAL PURPOSE ACCOUNTS RECEIVABLE
                                  COOPERATIVE CORPORATION


                                  By:
                                     ------------------------------------------
                                        Title:


                                  CANADIAN IMPERIAL BANK OF
                                  COMMERCE, as Secondary
                                  Purchaser and as
                                  Administrative Agent under
                                  the Transaction Documents

                                  By:
                                     ------------------------------------------
                                        Title:



                                  MCII FINANCIAL SERVICES II, INC.


                                  By:
                                     ------------------------------------------
                                        Title:



                                  MOTOR COACH INDUSTRIES INTERNATIONAL, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  MCII COACHES, INC.


                                  By:
                                     ------------------------------------------
                                        Title:



                                  MCII FUNDING II, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  MCII HOLDINGS (USA), INC.


                                  By:
                                     ------------------------------------------
                                        Title:

                                   APPENDIX I

                                   DEFINITIONS

                  "Accumulated Funding Deficiency" shall have the meaning provided in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

                  "Administrative Agent" means CIBC, in its capacity as agent under the Receivables Purchase Agreement, the Secondary Purchase Agreement and the Liquidity Loan Agreement and pursuant to the other Transaction Documents to which it is a party in such capacity, and its successors and assigns as such capacity.

                  "Agent Agreement" has the meaning provided in Section 6.15.

                  "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest[s] created under the Receivables Purchase Agreement and the Secondary Purchase Agreement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act.

                  "Blocked Accounts" has the meaning provided in the Receivables Purchase Agreement.

                  "Borrower" means MCII Funding II Inc., a Delaware corporation, and its permitted successors and assigns.

                  "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

                  "BusLease" means BusLease, Inc., a Delaware corporation.

                  "BusLease Transfer Agreement" means the Receivables Sale Agreement, dated as of May 2, 2000, between BusLease and MCFSII, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, provided that for purposes of the Insurance Agreement any such amendment or other modification shall only be effective if Financial Security has provided its written consent thereto.

                  "CIBC" means Canadian Imperial Bank of Commerce, a Canadian chartered bank.

                  "Closing Date" means May 10, 2000.


                                   A-I-1

                  "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Commonly Controlled Entity", with respect to any Person, means such Person and each entity, whether or not incorporated, which is affiliated with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  "Credit and Collection Policy" has the meaning provided in the Receivables Purchase Agreement and the Secondary Purchase Agreement.

                  "Custodian" means The Bank of New York.

                  "Date of Issuance" means the date on which the Policy is issued as specified in the Policy.

                  "Dealer Agreement" means any dealer agreement entered into by the Purchasers for the distribution of its Notes.

                  "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Event of Default" means any event of default specified in
Section 5.1 of the Insurance Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

                  "Financial Security Default" shall mean any one of the following events shall have occurred and be continuing:

                           (i) Financial Security fails to make a payment required under the Policy in accordance with its terms;

                           (ii) Financial Security (i) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its


                                   A-I-2
         creditors, or (iii) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                           (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

                  "Finance Lease" has the meaning set forth in the Receivables Purchase Agreement.

                  "Financial Security Information" has the meaning set forth in
Section 3.4(a)(v).

                  "Financial Statements" means, with respect to the Performance Guarantor, the balance sheets as of December 31, 1999, and December 31, 1998, and the statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto and the balance sheets as of September 30, 1999 and September 30, 1998 and the statements of income, retained earnings and cash flows for the nine months then ended and the notes thereto.

                  "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

                  "Four-Month Default Ratio" has the meaning set forth in the Receivables Purchase Agreement.

                  "Four-Month Delinquency Ratio" has the meaning set forth in the Receivables Purchase Agreement.

                  "Four-Month Net Default Ratio" has the meaning set forth in the Receivables Purchase Agreement.

                  "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

                  "GE Capital" means General Electric Capital Corporation, a New York corporation.

                  "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.


                                   A-I-3

                  "Guaranteed Yield" has the meaning set forth in the Policy.

                  "Initial Receivables" means the Receivables transferred by MCFSII and MCF to the Borrower on the Closing Date.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of May 2, 2000, among Financial Security, the Borrower, the Performance Guarantor, the Servicer, the Administrative Agent, the Originators, MCII Coaches, MCII Holdings, the Administrative Agent and the Purchasers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Insured Parties" has the meaning provided in the Policy.

                  "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "IRS" means the Internal Revenue Service.

                  "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by The Chase Manhattan Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by The Chase Manhattan Bank) plus [**]%, and (ii) the then applicable highest rate of interest on the Notes or the Revolving Loans and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  "L/C Amount" has the meaning set forth in the Transaction Letter of Credit.

                  "L/C Reduction Notice" has the meaning set forth on the Transaction Letter of Credit.

                  "Lease Receivable" has the meaning set forth in the Receivables Purchase Agreement.

                  "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of


                                   A-I-4
subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

                  "Liquidity Loan Agreement" means the Liquidity Loan Agreement dated as of May 2, 2000 among SPARC, CIBC, and the Liquidity Providers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof..

                  "Liquidity Obligations" has the meaning set forth in the Liquidity Loan Agreement.

                  "Liquidity Providers" means the financial institutions from time to time party to the Liquidity Loan Agreement.

                  "Lockbox Agreement" means any of the agreements among the Borrower, CIBC, the SPARC and any Lockbox Bank (as such term is defined in the Receivables Purchase Agreement), as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, provided that for purposes of the Insurance Agreement any such amendment, supplement, restatement or other modification shall only be effective if Financial Security has provided its written consent thereto.

                  "Material Adverse Effect" means, with respect to any event or circumstance and any Person, a material adverse effect on:

                           (i) the business, financial condition, results of operations or properties of such Person or of any of its Subsidiaries;

                           (ii) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

                           (iii) the validity or enforceability of, or collectibility of amounts payable under this Agreement or any other Transaction Document;

                           (iv) the status, existence, perfection, or first priority of the interest of SPARC or the Secondary Purchaser, as the case may be, in such Receivables and related property thereto, or the Purchased Assets generally, taken as a whole free of any other Lien;

                           (v) the validity, enforceability or collectibility of the Receivables and the related property thereto;

                           (vi) the ability of the SPARC, the Secondary
         Purchaser, the Administrative Agent, or Financial Security to liquidate, or foreclose against, the Receivables;


                                   A-I-5

                         (vii) the practical realization by Financial Security of any benefits or security afforded under this Agreement or any other Transaction Document; or

                         (viii) the shadow rating assigned by either Rating Agency to the credit risk exposure of Financial Security, if such adverse effect on the shadow rating is notified to the Borrower or the Originators by Financial Security.

                  "MCII Holdings" means MCII Holdings (USA), Inc., a Delaware corporation.

                  "MCF" means MCII Funding Inc., a Delaware corporation

                  "MCF Transfer Agreement" means the Receivables Sale Agreement, dated as of May 2, 2000 between MCF and the Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, provided that for purposes of the Insurance Agreement any such amendment or other modification shall only be effective if Financial Security has provided its written consent thereto.

                  "MCII Group" means the Borrower, the Servicer, BusLease, the Performance Guarantor, MCII Holdings, MCFSII, MCF, MCII Coaches and any members of the consolidated tax group under any federal and local tax laws.

                  "MCFSII Transfer Agreement" means the Receivables Sale Agreement, dated as of May 2, 2000 between MCFSII and the Borrower, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, provided that for purposes of the Insurance Agreement any such amendment or other modification shall only be effective if Financial Security has provided its written consent thereto.

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

                  "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

                  "Notes" means the short-term promissory notes issued by SPARC in the commercial paper market, or other debt instruments issued by SPARC, in either case, the proceeds of which are used by SPARC to fund their acquisition of receivables and related property (or any interests therein) in connection with the Transaction or any other transaction.

                  "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Policy.


                                   A-I-6

                  "Offering Document" means any information memorandum, syndication memorandum or offering document, and any amendment or supplement thereto in respect of the Notes, the Receivables, the Transaction or any other Transaction that makes reference to Financial Security or the Policy, but shall not include any memorandum, document or other informational material prepared by an Insured Party for internal use only.

                  "Originators" mean BusLease, MCF and MCFSII.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

                  "Performance Guarantor" means Motor Coach Industries International, Inc., a Delaware corporation.

                  "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership, limited liability company, limited liability partnership or other organization or entity (whether governmental or private).

                  "Plan" means any pension plan (other than a Multiemployer
Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

                  "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security, substantially in the form attached as Annex 1 to the Insurance Agreement.

                  "Premium" means the premium, and any Unpaid Premium or portion thereof, payable in accordance with Section 3.2 of the Insurance Agreement, and the Premium Supplement, if any.

                  "Premium Letter" means the side letter among Financial Security, the Borrower, the Performance Guarantor, SPARC, and the Administrative Agent dated the date hereof in respect of the premium payable by the Borrower in consideration of the issuance of the Policy.

                  "Premium Supplement" means a non-refundable premium, in addition to the premium and the Unpaid Premium payable in accordance with
Section 3.2 of the Insurance Agreement, accruing to Financial Security in monthly installments commencing on the Premium Supplement Commencement Date and on each monthly anniversary thereof in accordance with the terms set forth in the Premium Letter and payable upon and in accordance with a declaration under
Section 5.2(a)(ii) of the Insurance Agreement.

                  "Premium Supplement Commencement Date" means the date of occurrence of the Event of Default in whether or not an Event of Default shall have been declared.


                                   A-I-7

                  "Premium Supplement Termination Date" means the date on which all Events of Default under the Insurance Agreement shall have been remedied to the satisfaction of Financial Security or shall have been waived by Financial Security.

                  "Proceeds" means, with respect to any Receivable, whatever is receivable or received when such Receivable, is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Receivable.

                  "Provided Documents" means the Transaction Documents and any documents, agreements, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of the Performance Guarantor, the Originators, the Servicer, or the Borrower, in each case solely with respect to itself, its Subsidiaries or Affiliates or the Transaction.

                  "Purchase" has the meaning set forth in the Receivables Purchase Agreement.

                  "Purchase Agreements" means the Receivables Purchase Agreement and the Secondary Purchase Agreement.

                  "Purchased Assets" means Receivables purchased by SPARC or the Secondary Purchaser, as the case may be, pursuant to (as applicable) the Receivables Purchase Agreement and the applicable Secondary Purchaser Agreement and other proceeds of, such Receivables.

                  "Purchase Date" means any date on which a Purchase is made pursuant to the Receivables Purchase Agreement or the Secondary Purchase Agreement.

                  "Purchaser Material Adverse Effect" means, with respect to any event or circumstance and any Person, a material adverse effect on:

                         (i) the ability of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

                         (ii)  the validity or enforceability of, or
         collectibility of amounts payable under, this Agreement or any other Transaction Document;

                         (iii) the status, existence, perfection, or first priority of the interest of the Administrative Agent, for the benefit of SPARC or the Secondary Purchaser, as the case may be, in the Receivables and related property thereto, or the Purchased Assets generally, taken as a whole free of any other Lien;


                                   A-I-8

                         (iv) the ability of the SPARC, the Secondary Purchaser, the Administrative Agent, or Financial Security to liquidate, or foreclose against, the Receivables;

                         (v) the practical realization by such Person of any benefits or security afforded under this Agreement or any other Transaction Document; or

                         (vi) the shadow rating assigned by either Rating Agency to the credit risk exposure of Financial Security, if such adverse effect on the shadow rating is notified to the Borrower or the Originators by Financial Security.

                  "Rating Agencies" means S&P and Moody's.

                  "Receivables" has the meaning set forth in the Receivables Purchase Agreement.

                  "Receivables Purchase Agreement" has the meaning provided in the Introductory Statements to this Insurance Agreement.

                  "Redwood" means Redwood Receivables Corporation, a Delaware corporation.

                  "Related Assets" means all assets related to any Receivable, other than such Receivable itself, constituting "Purchased Assets" as such term is defined herein.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder.

                  "Restrictions on Transferability" means , as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee thereof to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive the holder or any assignee of the holder of the benefits of ownership of such property or assets.

                  "Secondary Purchase Agreement" means the Secondary Purchase Agreement among CIBC, as Administrative Agent and the Secondary Purchaser, the Servicer, and the Borrower.

                  "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.


                                   A-I-9

                  "Servicer" means BusLease, Inc., a Delaware corporation, or its permitted successors and assignors.

                  "Servicer Termination Side Letter" means the letter dated as of May 2, 2000 from Financial Security to BusLease relating to BusLease's term as Servicer under the Receivables Purchase Agreement.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

                  "SPARC" means Special Purpose Accounts Receivable Cooperative Corporation, a California cooperative corporation.

                  "Special Event" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing, (b) any legal proceeding or binding arbitration is instituted with respect to the Transaction or (c) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in an Material Adverse Effect in respect of (x) the Borrower or
(y) the Receivables.

                  "Stock Pledge Agreement" means the Stock Pledge and Receivable Agency Agreement, dated as of May 2, 2000, among Financial Security, the Borrower and MCII Coaches, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Subsequent Receivables" means the Receivables transferred by MCFSII to the Borrower on any Purchase Date.

                  "Subsidiary" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

                  "Tax Event" shall mean (i) the receipt by the Borrower or any of its Affiliates from the Internal Revenue Service of a "thirty-day letter" proposing a material adjustment of its federal income taxes or the federal income taxes of any member of the consolidated group of which the Borrower is a member (and the receipt of the equivalent notice from any taxing authority with respect to any state or local taxes which could result in a lien for such taxes on any Receivable) or (ii) the assessment by the IRS (or any other governmental authority) of a tax liability which may give rise to a lien for such taxes on any Receivable.

                  "Term of the Agreement" shall be determined as provided in
Section 4.01 of the Insurance Agreement.


                                   A-I-10

                  "Term of This Policy" has the meaning provided in the Policy.

                  "Termination Event" means any event of default under any of the Transaction Documents.

                  "Transaction" means the transactions contemplated by the Insurance Agreement and the other Transaction Documents.

                  "Transaction Letter of Credit" has the meaning set forth in the Receivables Purchase Agreement.

                  "Transaction Documents" means the Insurance Agreement, the Policy, the Premium Letter, the Stock Pledge Agreement, the Receivables Purchase Agreement, the Secondary Purchase Agreement, the Blocked Accounts Agreement, Servicer Termination Side Letter, Liquidity Loan Agreement, Security Agreement and all additional agreements, instruments, certificates, financing statements or other documents delivered or required to be delivered hereunder or thereunder.

                  "Transfer Agreements" means, collectively, the BusLease Transfer Agreement, the MCF Transfer Agreement, and the MCFSII Transfer Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "UCC" means, for any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                  "Underfunded Plan" means any Plan that has an Underfunding.

                  "Underfunding" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

                  "Unpaid Premium" has the meaning provided in Section 3.2(d) hereof.

                  "Yield" has the meaning provided in the Receivables Purchase Agreement and the Secondary Purchase Agreement.


                                   A-I-11

                                   APPENDIX II

                    CONDITIONS PRECEDENT TO ISSUING TO POLICY

                  (a) PAYMENT OF INITIAL PREMIUM AND EXPENSES; PREMIUM LETTER. Financial Security shall have been paid, by or on behalf of the Borrower, a nonrefundable Premium and reimbursed for other fees and expenses identified in
Section 3.2 hereof as payable at closing and Financial Security shall have received a fully executed copy of the Premium Letter.

                  (b) TRANSACTION DOCUMENTS. Financial Security shall have received a copy of this Agreement and each of the other Transaction Documents, in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Receivables Purchase Agreement and the Secondary Purchase Agreement relating to the payment to Financial Security of Premium due to the Policy and the reimbursement to Financial Security of amounts paid under the Policy shall be in form and substance acceptable to Financial Security in its sole discretion.

                  (c) INCUMBENCY CERTIFICATE. Financial Security shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, MCII Holdings, MCII Coaches, the Performance Guarantor, the Originators, SPARC, the Secondary Purchaser, the Administrative Agent and the Servicer certifying the name and signatures of the officers of such Person authorized to execute and deliver the Transaction Documents to which such Person is a party and that shareholder consent to the execution and delivery of such documents is not necessary.

                  (d) REPRESENTATIONS AND WARRANTIES; CERTIFICATES. The representations and warranties of the Borrower, MCII Holdings, MCII Coaches, the Performance Guarantor, the Originators, SPARC, the Administrative Agent and the Servicer in this Agreement (including any such representations and warranties incorporated by reference) shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and Financial Security shall have received a certificate of appropriate officers of the Borrower, MCII Holdings, MCII Coaches, the Performance Guarantor, the Originators, SPARC, the Administrative Agent and the Servicer to that effect, and Financial Security shall have received a solvency certificate from the chief financial officer of each of the Borrower and the Servicer in form and substance satisfactory to Financial Security.

                  (e) OPINIONS OF COUNSEL. Financial Security shall have received opinions of counsel addressed to Financial Security, Moody's and S&P in respect of the Borrower, MCII Holdings, MCII Coaches, the Performance Guarantor, the Originators, SPARC, the Administrative Agent, the Servicer and the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may request, including those items set forth in Appendix A hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.


                                   A-II-1

                  (f) APPROVALS, ETC. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholder of the Borrower required in connection with the Transaction.

                  (g) NO LITIGATION, ETC. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or any of the other Transaction Documents or the consummation of the Transaction.

                  (h) LEGALITY. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement or any of the other Transaction Documents illegal or otherwise prevent the consummation thereof.

                  (i) ISSUANCE OF RATINGS. Financial Security shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's.

                  (j) FILINGS AND RECORDING. Financial Security shall have received evidence satisfactory to it of the delivery of the Receivables and the filing and/or recording in all applicable jurisdictions (or such filing and/or recording having been provided for in a manner satisfactory to Financial Security) of all documents, including, without limitation, duly executed and delivered copies of the Transfer Agreements, financing statements, termination statements and other appropriate instruments, in form and substance satisfactory to Financial Security, as may be necessary in the opinion of Financial Security to perfect the Liens or other interests created by the Transfer Agreements, and all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing shall have been paid. The Borrower shall have delivered to the Purchasers, the Initial Receivables and shall be, as of the Date of Issuance, in compliance with the terms of the Transfer Agreements.

                  (k) NO DEFAULT. No Default or Event of Default shall have occurred.

                  (l) RELEASE DOCUMENTATION. (i) Financial Security shall have received a release letter executed by General Electric Capital Corporation ("GE Capital") and Redwood Receivables Corporation ("Redwood") in connection with the release by GE Capital and Redwood of their respective Liens and security interests and/or ownership interest in certain Receivables and such other related property under certain warehouse financing agreements, and (ii) Financial Security shall have received signed copies of the UCC financing statements referred to in Section 2.2(q) of the Insurance Agreement, in form and substance satisfactory to Financial Security in its sole discretion.


                                   A-II-2

                  (m) ADDITIONAL ITEMS. Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that the conditions precedent in this Agreement and the other Transaction Documents have been satisfied.


                                   A-II-3

                                   APPENDIX A

                               OPINIONS OF COUNSEL

                  There shall be delivered to Financial Security, Moody's and S&P opinions of counsel satisfactory in form and substance to Financial Security and its counsel, including, without limitation, opinions as follows:

                         (i) opinions to the effect that each of the Receivables Purchase Agreement, the Secondary Purchase Agreement, the Receivable Sale Agreements, the Custodial Agreement, Liquidity Loan Agreement, the Backup Servicing Agreement, the Lockbox Agreements, the Performance Indemnities, the Insurance Agreement and any other Transaction Document have been duly executed and delivered, and constitutes legal, valid and binding obligations, enforceable in accordance with its respective terms;

                         (ii) opinions as to compliance with applicable securities laws, including, but not limited to, opinions to the effect that:

                         (A) no filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation of the Transaction, other than the filing of financing statements under the Uniform Commercial Code); and

                         (B) none of MCII Holdings, MCFSII, MCI International, MCFS, BusLease or the Borrower is required to be registered under the Investment Company Act;

                         (iii) an opinion to the effect that (a) The
         Administrative Agent has a first priority perfected security interest in the Receivables and the proceeds thereof; (b) the Receivables would not be included as part of the estate of MCF in the event of any receivership or insolvency proceedings in respect thereof and the transfer of Receivables from MCF to the Borrower would be characterized by a court of competent jurisdiction as a sale of such Receivables and not as a borrowing by MCF or a relationship of joint ownership, partnership, joint venture or similar arrangement; (c) the Receivables would not be included as part of the estate of BusLease in the event of any receivership or insolvency proceedings in respect thereof and the transfer of the Receivables from BusLease to MCFSII would be characterized by a court of competent jurisdiction as a sale of such Receivables and not as a borrowing by BusLease or a relationship of joint ownership, partnership, joint venture or similar arrangement; (d) the Receivables would not be included as part of the estate of MCFS II in the event of any receivership or insolvency proceedings in respect thereof and the transfer of the Receivables from MCFSII to the Borrower would be characterized by a court of competent jurisdiction as a sale of such Receivables and not as a borrowing by MCFSII or a relationship of joint ownership, partnership, joint venture or similar arrangement and (e) the assets and


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

         liabilities of the Borrower would not be substantially consolidated with those of MCII Holdings or MCII Coaches in the event of any receivership or insolvency proceedings in respect of MCII Holdings or MCII Coaches, respectively;

                         (iv) in the event that the transfer of the Receivables to MCFSII is not characterized as a sale by a court of competent jurisdiction, such court would characterize such transfer as a grant of a security interest to MCFSII on the Receivables, which security interest has been perfected as a first priority security interest;

                         (v) in the event that the transfer of Receivables to the Borrower by MCFSII is not characterized as a sale by a court of competent jurisdiction, such court would characterize such transfer as a grant of security interest to the Borrower in the Receivables, which security interest has been perfected as a first priority security interest;

                         (vi) in the event that the transfer of Receivables to the Borrower by MCF is not characterized as a sale by a court of competent jurisdiction, such court would characterize such transfer as a grant of security interest to the Borrower in the Receivables, which security interest has been perfected as a first priority security interest;

                         (vii) general corporate and enforceability opinions with respect to the Borrower, MCII Holdings, MCFSII, MCI International, MCFS, the Administrative Agent, the Purchasers, and BusLease;

                         (viii) opinions covering the characterization of the form of motor vehicle installment sale contracts constituting the Receivables as chattel paper; and

                         (ix) such other opinions as Financial Security shall request.


                                   A-A-2

                                     ANNEX I

                                       TO

                        INSURANCE AND INDEMNITY AGREEMENT

                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY